Exhibit 10.26

SUBLEASE

UPSTATEMENT, LLC, a Massachusetts limited liability company ("Sublessor"), with a place of business at 137 Portland Street, Boston, Massachusetts 02114, and MYOMO, INC., a Delaware corporation ("Sublessee"), with a place of business at One Broadway, Cambridge, Massachusetts 02142, make this Sublease as of December 17, 2020 (the “Effective Date”).

Preliminary Statement

Sublessor is the tenant under a certain Lease dated January 26, 2015 (the “Original Lease”) by and between Sublessor, as tenant, and Portland North LLC, a Massachusetts limited liability company (the “Lessor” or “Major Landlord”), as landlord, as amended by that certain First Amendment to Lease dated August 13, 2015 (the “First Amendment”) and that certain Second Amendment to Lease dated May 10, 2016 (the “Second Amendment”; the Original Lease, the First Amendment, and the Second Amendment, the “Lease”, said Lease is attached hereto as Exhibit A) for certain premises (the “Premises”) consisting of 9,094 rentable square feet located on the fourth (4th) and fifth (5th) floors of the building located at 133 Portland Street, Massachusetts (the “Building”), as more particularly described in the Lease.

Sublessor desires to sublet to Sublessee, and Sublessee desires to accept from Sublessor, the entire Premises (the "Subleased Premises"), on the terms and conditions set forth in this Sublease.

Agreement

In consideration of the mutual covenants of this Sublease and other valuable consideration, the receipt and sufficiency of which Sublessee and Sublessor hereby acknowledge, Sublessor and Sublessee agree as follows:

1.Subleased Premises. Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, the Subleased Premises subject to the terms and conditions of this Sublease. Sublessor shall deliver the Subleased Premises to Sublessee on the Commencement Date (as hereinafter defined) in such “AS IS, WHERE IS” condition as exists on the date delivered to Sublessee, with the furniture listed on Exhibit B attached hereto (the “Furniture”) remaining therein and free of all occupants other than Sublessee. Upon delivery of possession of the Subleased Premises to Sublessee in accordance with the terms hereof, Sublessee shall conclusively be deemed to have accepted the Subleased Premises in the condition delivered and to have acknowledged that the same are in good condition and satisfactory to Sublessee in all respects and Sublessor has no obligation to make any improvements to such portion of the Sublease Premises. Sublessee acknowledges that Sublessor has made no representations or warranties concerning the Subleased Premises or the Building or their fitness for Sublessee’s purposes, except as expressly set forth in this Sublease.

2.Term. The term of this Sublease (the "Sublease Term") shall commence on the later of (i) the Effective Date, or (ii) the date the written consent of Lessor to this Sublease, as described in Section 18 below, has been obtained (the "Commencement Date") and shall terminate on August 30, 2023 (the “Sublease Term Expiration Date”), or such sooner date upon which the Sublease Term may expire or terminate under this Sublease, the Lease or pursuant to law. Notwithstanding any term or condition of this Sublease to the contrary, Sublessee hereby agrees to vacate and surrender the Subleased Premises in the condition required no later than the Sublease Term Expiration Date, however, commencing on August 15, 2023, Sublessee shall allow Sublessor access to the Subleased Premises for the purpose of performing any

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surrender/restoration obligations required to be peformed by Sublessor under the Lease. However, Sublessor and Sublessee shall cooperate in good faith to schedule and coordinate such required work to minimize interference with Sublessee’s business operations therein.

3.Use. Sublessee shall use and occupy the Subleased Premises for the use permitted under the Lease (the “Permitted Uses”). Sublessee shall also comply with all laws governing or affecting Sublessee’s use of the Subleased Premises, and Sublessee acknowledges that Sublessor has made no representations or warranties concerning whether the Permitted Uses comply with such laws.

4.Fixed Rent. Commencing on June 1, 2021 (the “Rent Commencement Date”) and continuing through the Sublease Term, Sublessee shall pay to Sublessor Annual Fixed Rent (“Annual Fixed Rent” or “Fixed Rent”) for the Subleased Premises at the annual rates applicable to the periods and in the monthly installments as set forth below, in advance, on the first (1st) day of each calendar month during the Sublease Term.

Period	Annual Fixed Renta[ Rate (per rsf)	Annual Fixed Rent	Monthly Installment of Fixed Rent
Rent Commencement Date through December 31, 2021	$43.00	$391,042.00	$32,586.83
January 1, 2022 through December 31, 2022	$44.00	$400,136.00	$33,344.67
January 1, 2023 through August 30, 2023	$45.00	$409,230.00	$34,102.50

The first monthly installment of Fixed Rent shall be delivered to Sublessor by Sublessee simultaneously with Sublessee’s execution of this Sublease and shall be appropriately credited to Sublessee’s rent obligation when the same comes due. If the Sublease Term includes a partial calendar month, the monthly installment of Fixed Rent for such partial month shall be prorated at the rate of 1/30 of the monthly installment for each day in such partial month within the Sublease Term and shall be payable in advance on the first day of such partial month occurring within the Sublease Term. The Fixed Rent shall be paid to Sublessor by ACH wire (pursuant to wiring instructions provided by Sublessor to Sublessee) or by such other method or to such other place as Sublessor may designate in writing, in lawful money of the United States of America, without demand, deduction, offset or abatement. Any installment of Fixed Rent not paid within the timethat said payment must be made under the Sublease shall be governed by the late payment and grace period provisions of Section 7 of the Original Lease.

5.Taxes, and Operating Costs and Utilities. Sublessee shall pay its prorated share of property taxes and operating costs using the same basis of calculation defined under Sections 9, 10 and 11 of the Original Lease, as amended by Section 3(c) of the Second Amendment, for such applicable calendar year (or fiscal year as the case may be), such amounts payable shall equal the excess of such costs paid by Sublessor for the Sublease Tax Base Year (with respect to Taxes, as defined in the Lease) and the Sublease Operating Cost Base Year (with respect to Operating Costs, as defined in the Lease). In addition, Sublessee shall pay all other additional rent and other charges payable under the Lease by Sublessor, as tenant under

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the Lease with respect to the period falling within the Sublease Term, including, without limitation, all electric and utility charges due under Lease. For purposes of this Section 5, (i) the term “Sublease Tax Base Year” shall mean the period commencing on July 1, 2020 and ending on June 30, 2021, (ii) and the term “Sublease Operating Cost Base Year” shall mean the period commencing on January 1, 2021 and ending on December 31, 2021. Sublessee shall make estimated payments of the amounts due under this Section 5 to Sublessor at the same times as Sublessor shall be obligated to make estimated payments to the Major Landlord under the Lease. All other amounts shall be due to Sublessor from Sublessee within ten (10) days of billing for the same. In the event electrical use by the Subleased Premises is measured by separate meter or check meter, Sublessee shall pay Sublessor for the cost of electricity used by the Subleased Premises, or Sublessor may require Sublessee to contract with the company supplying electrical current, at Sublessee’s sole expense, and pay for such electrical current directly. Sublessee’s obligations hereunder shall survive the expiration or earlier termination of this Sublease

6.Subordination to Lease. (a) This Sublease is subject and subordinate to the terms and conditions of the Lease and Sublessor does not purport to convey, and Sublessee does not hereby take, any greater rights in the Sublease Premises than those accorded to or taken by Sublessor as tenant under the Lease. Sublessee shall not cause a default under the Lease or permit its employees, agents, contractors or invitees to cause a default under the Lease. If the Lease terminates before the end of the Sublease Term, Sublessor shall not be liable to Sublessee for any damages arising out of such termination.

(b)Except as otherwise specified in this Sublease, all of the terms and conditions of the Lease are incorporated as a part of this Sublease, but all references in the Lease to “Landlord”, "Tenant", "Premises", “Revised Premises”, “Term”, “Annual Fixed Rent”, “Fixed Rent”, “Term Commencement Date”, “Rent Commencement Date”, and “Term Expiration Date” shall be deemed to refer, respectively, to Sublessor, Sublessee, Subleased Premises, Subleased Premises, Sublease Term, Annual Fixed Rent or Fixed Rent, Annual Fixed Rent or Fixed Rent, Commencement Date, Rent Commencement Date and “Sublease Term Expiration Date”, as defined in this Sublease. Capitalized terms used but not defined in this Sublease shall have the meaning ascribed to such terms in the Lease. In the event of a conflict or ambiguity between the provisions of the Lease and the provisions of this Sublease, the provisions of this Sublease shall govern and control. To the extent incorporated into this Sublease, Sublessee shall perform the obligations of the Sublessor, as tenant under the Lease. Notwithstanding any other provision of this Sublease, Sublessor, as sublandlord under this Sublease, shall have the benefit of all rights, remedies and limitations of liability enjoyed by Lessor, as the landlord under the Lease, but (i) Sublessor shall have no obligations under this Sublease to perform the obligations of Lessor, as landlord under the Lease, including, without limitation, any obligation to provide services, perform maintenance or repairs, or maintain insurance, and Sublessee shall seek such performance and obtain such services solely from the Lessor; (ii) neither Sublessor nor Lessor shall have any obligation to perform any construction or alteration to the Subleased Premises and neither Sublessor nor Lessor shall be required to pay any allowance or other amount in connection with any work performed by Sublessee in the Subleased Premises; (iii) Sublessor shall not be bound by any representations or warranties of the Lessor under the Lease; (iv) in any instance where the consent of Lessor is required under the terms of the Lease, the consent of Sublessor and Lessor shall be required; and (v) Sublessor shall not be liable to Sublessee for any failure or delay in Lessor's performance of its obligations, as landlord under the Lease, nor shall Sublessee be entitled to terminate this Sublease or abate the Annual Fixed Rent or additional rent due hereunder. Upon request of Sublessee, Sublessor shall, at Sublessee’s expense, use reasonable efforts to cooperate with Sublessee in its efforts to cause Lessor to perform its obligations under the Lease.

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(c)Notwithstanding any contrary provision of this Sublease or the Lease (as incorporated herein) to the contrary, in no event shall Sublessee have the right to (x) extend or renew the Sublease Term beyond the Sublease Term Expiration Date, or (y) expand the Subleased Premises or be offered the opportunity to expand the Subleased Premises.

(d)Further notwithstanding any contrary provision of this Sublease, the following terms and conditions of the Original Lease, the First Amendment (and references thereto) and the Second Amendment (and references thereto) are not incorporated as provisions of this Sublease: (i) Sections 3, 4, 7, 9, 10, 33, and 35 of Section 1 (Reference Data) of the Original Lease; (ii) Section 3 (Term) of the Original Lease; (iii) Section 4 (Landlord Construction) of the Original Lease; (iv) Section 8 (Placement for Payment of Rent) of the Original Lease; (v) Section 25 (Recording) of the Original Lease; (vi) Section 33 (Brokerage) of the Original Lease; (vii) Section 35 (Security Deposit) of the Original Lease; (viii) Section 40 (Extension of Term); Section 41 (Roof Rights) of the Original Lease; (ix) Exhibit B (The Work) of the Original Lease; (x) Exhibit C (Notice of Lease) of the Original Lease; (xi) Exhibit D (Release of Notice of Lease) of the Original Lease; (xii) Section 2(b) (Roof Deck) of the First Amendment (however, for purposes of clarity, Section 2(a) of the First Amendment is incorporated into this Sublease); (xiii) Section 3 (Broker) of the First Amendment; (xiv) Section 1 (Leased Premises) of the Second Amendment, except the first two (2) sentences thereof; (xv) Section 2 (Term) of the Second Amendment; (xvi) Section 3(a)(Basic Rent) of the Second Amendment; (xvii) Section 4 (Security Deposit) of the Second Amendment; (xviii) Section 5 (Space Planning Allowance) of the Second Amendment; (xix) Section 6 (Extension Term) of the Second Amendment; (xx) Section 7 (Right of First Offer) of the Second Amendment; (xxi) Section 12 (Broker) of the Second Amendment; (xxii) Section 14 (Notice of Lease) of the Second Amendment; (xxiii) Exhibit B-2 (Work Letter for Additional Space) of the Second Amendment; (xxiv) Exhibit C-2 (Notice of Lease) of the Second Amendment; (xxv) Exhibit D-2 (Release of Notice of Lease) of the Second Amendment.

7.Insurance. During the Sublease Term, Sublessee shall maintain insurance of such types, in such policies, with such endorsements and coverages, and in such amounts as are set forth in Section 16 of the Original Lease. Sublessee shall name each of Lessor and Sublessor as an additional insured in connection with the liability policy of insurance delivered in connection with this Sublease. Sublessee shall promptly pay all insurance premiums and shall provide Sublessor with policies or certificates evidencing such insurance upon Sublessee’s execution of this Sublease and prior to entering the Subleased Premises.

8.Security Deposit. Simultaneously with the execution of this Sublease, Sublessee shall deliver to Sublessor a security deposit in the amount of $90,000.00 (the “Security Deposit”). The Security Deposit shall be held by Sublessor, without liability for interest, as security for the performance by Sublessee of Sublessee’s covenants and obligations under this Sublease, it being expressly understood that the Security Deposit need not be held in a separate account and shall not be considered an advance payment of rent or a measure of Sublessee’s liability for damages in case of default by Sublessee. Sublessor may, from time to time, without prejudice to any other remedy, use the Security Deposit to the extent necessary to make good any arrearages of rent or to satisfy any other covenant or obligation of Sublessee hereunder. Following any such application of the Security Deposit, Sublessee shall pay to Sublessor on demand the amount so applied in order to restore the Security Deposit to its original amount. Notwithstanding the foregoing, so long as no Default of Sublessee is then in existence and has not occurred in the twelve (12) months prior to the applicable reduction date, the Security Deposit shall be reduced by $30,000.00 to $60,000.00 upon Sublessor’s receipt of Sublessee’s written request therefor at any time following June 1, 2022, and shall be further reduced by $30,000.00 to $30,000.00 upon Sublessor’s receipt of Sublessee’s written request therefor at any time following June 1, 2023. The remaining amount of the Security Deposit

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shall be released to Sublessee within sixty (60) days of the surrender of the Subleased Premises to Sublessor subject to any deductions made by Sublessor pursuant to the terms of this Sublease.

9.Alterations. Notwithstanding any provisions of the Lease incorporated herein to the contrary, Sublessee shall not make any alterations, improvements or installations in the Subleased Premises without in each instance obtaining the prior written consent of both Lessor and Sublessor, which consent shall not be unreasonable withheld, conditioned or delayed by Sublessor but may be granted, withheld or conditioned by Lessor in its sole discretion. Notwithstanding the foregoing, Sublessor acknowledges and agrees that the plans and specifications for Sublessee’s initial improvements to the Subleased Premises attached hereto as Exhibit C (the “Plans and Specifications”) are deemed approved by Sublessor and Sublessor agrees to present the Plans and Specifications for Lessor’s approval promptly following the Effective Date. If Sublessor and Lessor consent to any such alterations, improvements or installations, Sublessee shall perform and complete such alterations, improvements and installations at its expense, in compliance with applicable laws and in compliance with Section 14 and other applicable provisions of the Lease and, to the extent that Lessor requires such removal, Sublessor may require Sublessee to remove any and all such alterations, improvements or installations, restore the Subleased Premises and repair any damage arising from such a removal or restoration at the expiration or early termination of the Sublease Term. If Sublessee performs any alterations, improvements or installations without obtaining the prior written consent of both Lessor and Sublessor, Sublessor may remove such alterations, improvements or installations, restore the Subleased Premises and repair any damage arising from such a removal or restoration, and Sublessee shall be liable to Sublessor for all costs and expenses incurred by Sublessor in the performance of such removal, repairs or restoration.

10.Default.

(a).Of Sublessee. In the event of a default by Sublessee in the full and timely performance of its obligations under the Sublease, including, without limitation, its obligation to pay Annual Fixed Rent or any additional rent, Sublessor shall have all of the rights and remedies available to “Landlord” under the Lease as though Sublessor were “Landlord” and Sublessee were “Tenant”, including without limitation the rights and remedies set forth in Article 24 of the Original Lease. The foregoing shall survive the expiration or early termination of this Sublease.

(b).Of Sublessor Under the Lease/Notice/Cure Rights. Each party agrees to perform and comply with the terms, provisions, covenants and conditions of the Lease and not to do or suffer or permit anything to be done which would result in a default under the Lease, or cause the Lease to be terminated or forfeited. The Sublessor agrees that it will take all action necessary to keep the Lease in full force and effect and will perform all of its affirmative obligations under the Lease throughout the term of this Sublease and will duly perform and observe all other obligations imposed on it as tenant under the Lease, to the extent that such obligations are not provided in this Sublease to be observed or performed by the Sublessee, except with respect to any failure in such observance or performance which results from any default by the Sublessee hereunder. In the event that the Major Landlord fails or refuses to perform its obligations under the Lease with respect to the Subleased Premises, Sublessor shall use commercially reasonable efforts to cause Major Landlord to satisfy those obligations.

Sublessor agrees that any notices received by it as tenant under the Lease shall, upon receipt, be delivered to Sublessee in accordance with the provisions of this Sublease.

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To the extent that Sublessor fails to perform an obligation as tenant under the Lease beyond any applicable notice and cure periods, Sublessee shall have the right, at any time and from time to time, but shall not be obligated, to make any payment or take any action necessary to prevent default under the terms of the Lease, and the amount of any such payment or the cost of any such action shall be treated as a sum of money advanced by the Sublessee to the Sublessor and shall be repayable by the Sublessor to the Sublessee on demand.

Sublessor shall not modify, surrender, transfer or assign the Lease without the prior written consent of the Sublessee, and any modification, surrender, transfer or assignment made without such consent shall be null and void and shall have no effect on the rights of the Sublessee under this Sublease.

Subject to the Section 22 of the Lease, as amended by Section 8 of the Second Amendment, as incorporated herein, and the terms and conditions of this Sublease, Sublessee shall have the right to sub-sublease the Subleased Premises (or any part therof) or assign its interest and obligations under this Sublease, with Sublessor's approval, which shall not be unreasonably withheld, delayed or conditioned, and with the approval of the Major Landlord, which Major Landlord may grant or withhold in its sole and absolute discretion, provided however, in the event Sublessor is willing to approve such sublease or assignment, Sublessor shall use commercially reasonable efforts to request and obtain such consent from the Major Landlord.

11.Furniture.   Sublessee shall use and maintain the Furniture in substantially the same condition as it was in on the Commencement Date, reasonable wear and tear excepted, and shall deliver same to Sublessor in such condition at the expiration or early termination of the Sublease Term. Sublessor shall maintain ownership of the Furniture.   Any furniture located in the Subleased Premises on the Commencement Date which is not listed on the list of Furniture attached to this Sublease as Exhibit C shall be removed by Sublessor at its expense. Sublessee shall reimburse Sublessor, as additional rent, for any personal property taxes Sublessor may be required to pay to the City of Boston with respect to the Furniture, such reimbursement to be made within thirty (30) days following Sublessee’s receipt of a request for such payment, along with reasonable documentation to evidence that Sublessor has paid such amount with respect to the Furniture.

12.Signage. Pursuant to Section 39 of the Original Lease and Section 11 of the Second Amendment, Sublessor is entitled to certain rights to building standard signage for the Premises. Sublessor shall request that Lessor agree to provide such signage to Sublessee with respect to the Subleased Premises.

13.Mail Deliveries. Sublessee acknowledges and agrees that Sublessor may, in its sole discretion, continue to use the Subleased Premises as its physical mailing address for mail and/or other deliveries for a period of 180 days after the Effective Date, and to the extent mail and other deliveries arrive at the Subleased Premises addressed to Sublessor, Sublessee shall hold such mail and other deliveries in a reasonably safe and secure area within the Subleased Premises and use commercially reasonable efforts to promptly contact Sublessor informing Sublessor that such mail or other deliveries have been received and may be retrieved.

14.Internet Service. Sublessee intends to contract for its own internet service. Should Sublessee require it, Sublessor agrees that Sublessee may continue to utilize its internet service until such time Sublessee’s service is operational. Sublessee shall reimburse the cost of such service to Sublessor and provide Sublessor ten (10) days’ notice by email to terminate the service.

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15.Notices. All notices and demands under this Sublease shall be in writing and shall be effective (except for notices to Lessor which shall be given in accordance with Section 32 of the Original Lease) upon the earlier of (i) receipt at the address set forth below by the party being served, or (ii) two days after being sent to address set forth below by United States certified mail, return receipt requested, postage prepaid, or (iii) one day after being sent to address set forth below by a nationally recognized overnight delivery service that provides tracking and proof of receipt. A notice given on behalf of a party hereto by its attorney shall be deemed a notice from such party.

If to Lessor:	As required under the Lease.

If to Sublessor:	Upstatement, LLC
c/o Pierce Atwood LLP
100 Summer Street
Boston, Massachusetts 02110
Attention: Christopher J. Dole, Esq.
Email: cdole@pierceatwood.com

With a copy by email to:	Jared@upstatement.com

If to Sublessee:	Prior to the Rent Commencement Date:

at the address set forth in the opening paragraph of this Sublease,
Attention: David Henry

After the Rent Commencement Date:

137 Portland Street
Boston, Massachusetts 02114
Attention: David Henry

With a copy by email to:	Karin@fgd-law.com

Either party may change its address for notices and demands under this Sublease by notice to the other party.

16.Brokers. Sublessor and Sublessee each represent and warrant to the other that it has not dealt with any broker other than Avison Young, as broker for Sublessor, and Newmark Knight Frank, as broker for Sublessee (the “Brokers”) in connection with the consummation of this Sublease. Sublessor and Sublessee each shall indemnify and hold harmless the other against any loss, damage, claims or liabilities arising out of the failure of its representation or the breach of its warranty set forth in the previous sentence. Sublessor shall be responsible for paying the Brokers for any fees or commissions due with respect to this Sublease pursuant to a separate agreement with the Brokers.

17.Entire Agreement. This Sublease contains all of the agreements, conditions, warranties and representations relating to the sublease of the Subleased Premises and may be amended or modified only by written instruments executed by both Sublessor and Sublessee.

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18.Authority. Sublessor and Sublessee each represent and warrant to the other that the individual(s) executing and delivering this Sublease on its behalf is/are duly authorized to do so and that this Sublease is binding on Sublessee and Sublessor in accordance with its terms. Simultaneously with the execution of this Sublease, Sublessee shall deliver evidence of such authority to Sublessor in a form reasonably satisfactory to Sublessor.

19.Condition Precedent. This Sublease, and the rights and obligations of Sublessor and Sublessee under this Sublease, are subject to the condition that Lessor consent to the subleasing of the Subleased Premises to the extent required under the Lease, and this Sublease shall be effective only upon the receipt by Sublessor of such consent. Sublessee agrees to join such consent if so requested by Lessor in the form requested by Lessor.   In the event such consent is not received by January 31, 2021, Sublessor shall have the right to rescind its execution of this Sublease, and upon exercise of such right, this Sublease shall be void and the installment of Annual Fixed Rent and Security Deposit which have been paid on or about Sublessee’s execution of this Sublease shall be returned to Sublessee.

20.Not an Offer. The submission of an unsigned copy of this Sublease to Sublessee for Sublessee’s consideration does not constitute an offer to sublease the Subleased Premises. This Sublease shall become binding only upon the execution and delivery of this Sublease by Sublessor and Sublessee, subject to Section 19 above.

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IN WITNESS WHEREOF, Sublessor and Sublessee execute this Sublease as of the date first written above.

SUBLESSOR: UPSTATEMENT, LLC,
a Massachusetts limited liability company

By:	/s/ Jared Novack
Name:	Jared Novack
Title:	Manager

SUBLESSEE:

MYOMO, INC.,
a Delaware corporation

By:	/s/ David Henry
Name:	David Henry
Title:	Chief Financial Officer

Exhibit A

Lease

(Attached)

PORTLAND NORTH LLC

LEASE TO UPSTATEMENT, LLC

133 Portland Street Boston, Massachusetts

Dated As of January 26th, 2015

PORTLAND NORTH LLC

LEASE TO

UPSTATEMENT, LLC

TABLE OF CONTENTS

1.	REFERENCE DATA	1
2.	DEMISED PREMISES	3
3.	TERM	3
4.	LANDLORD CONSTRUCTION	4
5.	GENERAL PROVISIONS APPLICABLE TO CONSTRUCTION	5
6.	REPRESENTATIVES	6
7.	RENT	6
8.	PLACE OF PAYMENT OF RENT	6
9.	TAXES	6
10.	OPERATING COSTS	7
11.	PAYMENT OF OPERATING COSTS AND TAXES	10
12.	QUIET ENJOYMENT	12
13.	RESTRICTIONS ON USE	12
14.	ALTERATIONS	13
15.	MAINTENANCE AND REPAIRS	14
16.	INSURANCE	15
17.	DAMAGE TO PREMISES	16
18.	EMINENT DOMAIN	17
19.	UTILITIES	17
20.	LANDLORD’S SERVICES	18
21.	ACCESS AND SECURITY	19
22.	SUBLEASE AND ASSIGNMENT	20
23.	SUBORDINATION	22
24.	RIGHTS OF LANDLORD ON TENANT’S DEFAULTS	22
25.	RECORDING	26
26.	TENANT’S COVENANTS	26
27.	LANDLORD’S LIABILITY	27
28.	FORCE MAJEURE	27
29.	MECHANICS’ LIENS	28
30.	DEFINITIONS	28
31.	SEPARABILITY CLAUSE	28
32.	NOTICES	28
33.	BROKERAGE	28
34.	ESTOPPEL CERTIFICATES	29
35.	SECURITY DEPOSIT	29
36.	LANDLORD’S DEFAULT	29
37.	SUBSTITUTE SPACE	29
38.	HOLDING OVER	30
39.	TENANT’S SIGNAGE	30
40.	EXTENSION TERM	30
41.	ROOF RIGHTS	31
42.	HAZARDOUS MATERIALS	32

FIRST AMENDMENT TO LEASE		2
R E C I T A L S		2
2.	Roof Deck.	2
“Landlord”:	“Tenant”:	1
EXHIBIT C-2 -	NOTICE OF LEASE	4
EXHIBIT D-2 -	RELEASE OF NOTICE OF LEASE	14
		19

LEASE

Portland North, LLC, hereinafter called “Landlord”, hereby leases to tenant described in the Reference Data, hereinafter called “Tenant,” the following Premises, to wit:

1.	REFERENCE DATA

Each reference in this Lease to any of the terms and titles contained in the Reference Data set forth below shall be deemed and construed to incorporate the data stated under that term or title in such Reference Data.

REFERENCE DATA

Execution Date:		January 26th, 2015

Landlord:		Portland North LLC, a Massachusetts limited liability company

Tenant:		Upstatement, LLC, a Massachusetts limitedliability company

Section 2	Premises:	Space on the fifth floor of the Building, which space contains a Total Rental Area of approximately Four Thousand Four Hundred Forty-Three (4,443) rentable square feet as shown on Exhibit A.

	Building:	133 Portland Street, Boston, Massachusetts

	Total Rentable Area of the Building:	30,048 square feet

Section 3	Term:	Seven (7) Years from the Rent Commencement Date

	Term Commencement Date:	Shall be determined pursuant to the terms of Article 3 hereof.

Estimated Possession Date:

Subject to the terms of Article 3 hereof, the later of June 1, 2015 or ninety (90) days following the issuance of a “Long Form” Building Permit from the City of Boston Inspectional Services Department.

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	Rent Commencement Date:	Three (3) months after the Term Commencement Date

Term Expiration Date:

August 31, 2022, unless the Term Commencement Date is delayed, in which event the Term Expiration Date shall be that date which is the last calendar day of the month in which the seventh (7th) anniversary of the Rent Commencement Date occurs.

Section 4	Landlord Work	As described on Exhibit B attached hereto

Section 6:	Authorized Representatives: For Landlord:	Richard Epstein
	For Tenant:	Kenneth Epstein Michael Swartz/Jared Novack

Section 7	Annual Fixed Rent:

	Lease Year	Annual Rent	Monthly Rent
1
	2	REDACTED	REDACTED
3
4
5
6
7

As used herein, Lease Year shall mean each consecutive twelve (12) calendar month period commencing on the Rent Commencement Date and each anniversary thereof. Notwithstanding the preceding sentence, if the Rent Commencement Date shall not be the first day of a calendar month, the second and subsequent lease years shall commence on the first day of the calendar month following the first anniversary of the Rent Commencement Date and each anniversary thereof.

Section 9-11	Tenant’s Proportionate Share:	14.79%

Section 9	Tax Base Year:	July 1, 2015 through June 30, 2016

Section 10	Operating Cost Base Year:	Calendar Year 2015

Section 13	Permitted Use:	General office use

Section 33	Broker(s):	Newmark Grubb Knight Frank and Avison Young

Section 35	Security Deposit Amount:	REDACTED

2.	DEMISED PREMISES

The Premises are as set forth in the Reference Data, in the Building which is situated at 133 Portland Street, Boston, Massachusetts, which space contains a Total Rentable Area (“TRA”) as set forth in the Reference Data.

EXCEPTING AND RESERVING to Landlord, however, from the Premises the space necessary to install, maintain and operate, by means of pipes, ducts, wires or otherwise those utilities and services required for the Building and common facilities thereof (including the Premises), and the right of access to and entry on the Premises (after notice, or without notice in the event of an emergency) by Landlord and its agents therefor and for the purpose of making repairs, alterations and additions to the Premises and to the Building if Landlord so elects.

3.	TERM

Subject to the conditions herein stated, Tenant shall hold the Premises for the Term, commencing on the Term Commencement Date and ending on the Term Expiration Date, provided that if the Rent Commencement Date shall be a day other than the first day of a calendar month, then the Term of this Lease shall be deemed extended by the number of days between the Rent Commencement Date and the first day of the first calendar month thereafter, so that the term of this Lease shall expire seven (7) years after such first day of the first calendar month following the Rent Commencement Date and, in such a case, Tenant shall pay pro rata rent in advance for the period from the Rent Commencement Date to the first day of such following calendar month at the annual Fixed Rent rate set forth in the Reference Data for the first year of the Term of this Lease. The term “Term Commencement Date” shall mean the third business day following the date on which the Total Work, as hereinafter defined, has been substantially completed. “Substantially complete” means that the Total Work has been completed except for items of work (and, if applicable, adjustment of equipment and fixtures), which can be completed after occupancy has been taken without causing material interference with Tenant’s intended use of the Premises (“Punch List” Items). Tenant may occupy the Premises at any time after, but not before, the Term Commencement Date. The Premises shall be conclusively deemed “substantially complete” on the earlier of (a) that date so certified in writing by an architect (at Landlord’s expense) or (b) Tenant’s taking possession of and occupying the Premises for the conduct of its business. Notwithstanding anything to the contrary herein, Landlord’s failure to deliver the Premises to Tenant on the Estimated Possession Date due to: (i) the failure of any prior occupant to vacate the Premises; or (ii) Landlord’s failure to complete Total Work; or (iii) Landlord’s failure to obtain any necessary Certificate of Occupancy for the Premises, then Landlord shall not be subject to any liability to Tenant nor shall the validity of this Lease be impaired. The Term Commencement Date, the Rent Commencement Date and the Term, shall be extended until Landlord is able to deliver possession of the Premises to Tenant. In the event that Total Work is not completed within thirty (30) days after the Estimated Possession Date, regardless of the reason for the delay, other than delays caused by Tenant, then for each day of delayed delivery between day thirty (30) and day sixty (60) after the Estimated Possession Date, Tenant shall receive one-half of one additional day of Rent abatement and for each day of delayed delivery beyond the sixty-first (61) day after the Estimated Possession Date that the Total Work is not completed Tenant shall receive one additional day of Rent abatement. In the event that any such additional rent abatement is applicable to Tenant due to a delay in delivery of the Premises, then the Rent Commencement Date shall be adjusted accordingly. In the event that the Premises have not been delivered to Tenant with the Total Work substantially complete within ninety (90) days after the Estimated

Possession Date, unless such delay is caused by Tenant, then, until the Total Work is substantially complete Tenant may terminate the Lease upon written notice to Landlord, provided, however, that in the event that the Total Work is substantially completed within thirty (30) days after Landlord’s receipt of any such termination notice and Landlord provides Tenant with written notice of such fact within such thirty (30) day period, then such termination notice by Tenant shall be void and of no further force and effect. In the event that this Lease is terminated pursuant to the provisions of this Section 3, the security deposit shall be refunded by Landlord to Tenant within forty-five (45) days after such termination.

4.	LANDLORD CONSTRUCTION

Subject to the limitations set forth in this Section 4 and with information and cooperation provided by Tenant, Landlord shall cause to be performed within the Premises the work described in Exhibit B, attached hereto (the “Landlord’s Work”) and any Additional Work, as hereinafter defined. Landlord’s Work and the Additional Work are hereinafter referred to as the “Total Work”. The following terms and conditions shall be applicable to the performance of the Total Work:

a.The Landlord’s Work shall be performed by Landlord in accordance with the plan attached hereto as Exhibit A (hereinafter the “Plan”) and any and all other plans deemed necessary by Landlord to prepare the Premises for occupancy by Tenant in accordance with the Plan. All plans prepared by Landlord for performance of the Work shall be completed at Landlord’s sole cost and expense.

b.Landlord and Tenant agree that Landlord shall be responsible for paying Landlord’s employees, agents, contractors and suppliers who provide services or materials in connection with completion of the Landlord’s Work, other than those alterations outlined in the Total Work that shall be at the sole expense and responsibility of the Tenant.

c.In the event Tenant desires to have Landlord undertake improvements to the Premises other than the Landlord’s Work prior to the Term Commencement Date (hereinafter the “Additional Work”), Landlord and Tenant shall execute a written agreement concerning the scope of the Additional Work and unless Landlord otherwise elects, Landlord shall not be required to undertake any Additional Work unless Landlord and Tenant have executed such an agreement. Any Additional Work and any plans prepared for the Additional Work shall be undertaken at the sole cost and expense of Tenant. Landlord shall bill Tenant for all of Landlord’s costs for the Additional Work (including the cost of labor and materials and the cost of said plans) within ten (10) days after the architect employed by Landlord at Landlord’s expense issues a certificate of final completion in good faith to the effect that the Additional Work is complete, provided that said certificate shall be conclusive and binding upon the parties hereto. Within forty-five (45) days after receipt of said bill, Tenant shall pay the full amount of said bill to Landlord.

d.Subject to Force Majeure or delay caused by the action or inaction of Tenant, Landlord shall use reasonable efforts in the performance of the Total Work so as to have the Premises ready for occupancy by Tenant on the Estimated Possession Date as set forth in the Reference Data. Provided that Landlord complies with the provisions of this Section 4, if the Premises are not ready for occupancy by Tenant on the Estimated Possession Date, the validity and term of this Lease and the obligations of Tenant hereunder shall in no way be affected and Tenant shall have no claim against Landlord and Landlord shall have no liability to Tenant by reason thereof.

e.The Total Work shall be performed by Landlord or contractors selected by Landlord.

f.The Total Work shall be performed using Building standard materials and construction methods as determined by Landlord from time to time. In the event Landlord or Tenant desires to substitute different materials or construction methods for the materials and methods set forth in said Building standard, said substitutions shall not occur unless Landlord and Tenant have executed a written change order setting forth their agreement for the substitutions and the additional cost, if any, which Tenant shall be required to pay to Landlord as a result of such substitutions.

g.Any Punch List Items not fully completed on the Term Commencement Date, shall thereafter be so completed with reasonable diligence by Landlord, provided that Tenant shall be conclusively deemed to have agreed that Landlord has performed all of its obligations under this Section 4 unless not later than sixty (60) days after the Term Commencement Date, Tenant shall give Landlord written notice specifying in detail the respects in which Landlord has not performed any such obligation. In the event of a dispute between Landlord and Tenant as to whether any element of the Total Work has been completed, a certificate of final completion issued in good faith by Landlord’s architect shall be prima facie correct. Except for Landlord’s Work, the Premises are being leased in their “as is” condition, without warranty or representation by Landlord. Tenant acknowledges that it has inspected the Premises and common areas of the Building and, except for Landlord’s Work, it has found the same to be satisfactory. Landlord shall be responsible for latent defects in the Premises for a period of one year from the date of delivery of the Premises to Tenant.

h.Landlord shall permit Tenant access to the Premises for installing equipment and furnishings in the Premises fifteen (15) days prior to the Term Commencement Date when such installation can be done without material interference with the Total Work; provided, however, that if Tenant’s personnel shall occupy all or any part of the Premises for the conduct of its business prior to the Term Commencement Date, such date shall for all purposes of this Lease be the Term Commencement Date. Prior to any such early access, Tenant shall provide Landlord with proof of insurance in effect as required by Article 16.

i.Tenant’s interior furnishings, i.e., specification, supply and installation of furniture, furnishings, telephone/data and moveable equipment, shall be the responsibility of Tenant. All of Tenant’s installation of interior furnishings and equipment and any later changes or additions of the same shall be coordinated with any work being performed by Landlord in the Premises or elsewhere in the Building in such manner as to maintain harmonious labor relations and not damage the Building or the Premises or interfere with Building operations.

j.All construction materials, fixtures and goods installed in the Premises by Landlord or Landlord’s contractors as part of the Total Work shall become the property of Landlord upon the expiration or other sooner termination of this Lease.

5.	GENERAL PROVISIONS APPLICABLE TO CONSTRUCTION

All construction work required or permitted by this Lease, whether by Landlord or by Tenant, shall be done in a good and workmanlike manner and in compliance with all applicable laws and all ordinances, regulations and orders of governmental authority and insurers of the Building. Either party may inspect the work of the other at reasonable times and shall promptly give notices of observed defects.

6.	REPRESENTATIVES

Each party authorizes the other to rely in connection with their respective rights and obligations upon approval and other actions on the party’s behalf by Landlord or Tenant authorized representatives specified in the Reference Data, or by any person designated in substitution or addition by notice in writing to the other party.

7.	RENT

The annual fixed cash rent (“Fixed Rent”) payable by Tenant during the Term shall be as set forth in the Reference Data. The Fixed Rent shall be payable without offset, abatement (except as provided in Section 17), deduction or demand, in equal monthly installments of one-twelfth of the Fixed Rent payable for the year in which said monthly installment payments are to be paid and said monthly installments shall be paid in advance commencing on the Rent Commencement Date and thereafter on the first day of each and every month during the Term of this Lease. Any and all payments payable by Tenant under this Lease other than Fixed Rent shall be deemed “Additional Rent” or “additional rent” and Landlord reserves the same rights and remedies against Tenant for default in making any such payments as Landlord shall have for default in the payment of Fixed Rent; including, but not limited to, the right to seek and recover such payments as rent under any applicable provisions of the United States Bankruptcy Code. Fixed Rent and Additional Rent may be referred to herein as “Rent”. Rent for any partial months shall be pro-rated. Tenant further agrees that all covenants and agreements to pay Rent as set forth herein are independent of all other lease covenants and agreements set forth in this Lease. In the event that any installment of Rent or other sums payable hereunder are not paid within five (5) business days of the due date, Tenant shall pay, in addition to any other additional charges due under this Lease, an administrative fee equal to five percent (5%) of the overdue payment, provided that Tenant shall only be given such five (5) business day grace period once in any twelve (12) month period.

8.	PLACE OF PAYMENT OF RENT

All payments of rent shall be made by Tenant to Landlord without notice or demand at such place as Landlord may from time to time designate in writing. The initial place for payment of rent shall be c/o The Winhall Companies, 129 South Street, Boston, Massachusetts 02111. Any extension of time for the payment of any installment of rent, or the acceptance of rent after the time at which it is payable shall not be a waiver of the rights of Landlord to insist on having all other payments made in the manner and at the times herein specified.

9.	TAXES

In addition to the Fixed Rent to be paid by Tenant as above set forth, if in any of Landlord’s fiscal years of the term of this Lease, real estate taxes exceed those incurred during the Tax Base Year as set forth in the Reference Data (the “Tax Base”), Tenant shall also pay as Additional Rent to Landlord, Tenant’s Proportionate Share of such excess, such amount being referred to as “Tax Excess”. “Tenant’s Proportionate Share”, as used herein, shall be as set forth in the Reference Data, being the fraction, the numerator of which is the Total Rentable Area of the Premises and the denominator of which is the sum total (aggregate) of the Total Rentable Area of the Building. If any payment for increase in taxes, as hereinabove provided, shall be due for any time in which this Lease shall be in force and effect for less than a full tax period, such payment shall be pro-rated so that the amount payable by Tenant (if any) for increase in taxes shall be based on the actual number of days that said Lease shall be in force and effect during such tax period. Payment by Tenant for its portion of such increased real estate taxes shall be paid before twenty (20) days after written demand by Landlord. There shall be deducted from the amounts required hereunder any amounts paid on account of estimated Tax Excess as set forth in Section 11 herein. Landlord represents that it has not filed for any tax abatements applicable to the Building as of the date hereof.

For the purpose of this Article the term “real estate taxes” means all taxes, rates, and assessments, general and special, levied or imposed with respect to Landlord’s land and improvements constructed thereon, including all taxes, rates, and assessments, general and special, levied or imposed for school, public betterment, general, or local improvements (excluding any penalties for late payment). If the system of real estate taxation shall be altered or varied and any new tax shall be levied or imposed on said land and improvements, and/or Landlord, in substitution for real estate taxes presently levied or imposed on immovables in the jurisdiction therein the Building is located, then any such new tax or levy shall be included within the term “real estate taxes” and the terms of this provision shall apply mutatis mutandis. The amount of the real estate taxes which shall be deemed to have been levied or imposed with respect to said land and improvements shall be such amount as the legal authority imposing real estate taxes shall have attributed thereto or, in the absence of such attribution, or, if such legal authority shall include immovables other than said land and improvements in imposing such real estate taxes, such amount as Landlord in the exercise of reasonable judgment shall establish. Notwithstanding anything in this Lease to the contrary, real estate taxes shall not include any income, excess profits, transfer, gift, estate, franchise, inheritance or similar tax. In the event that any real estate tax is payable in installments, only the installments due and payable during a given year shall be included in the real estate taxes for that year.

If Landlord shall receive any refund of real estate taxes previously taken into account for computing Tenant’s obligations pursuant to this Section 9, an appropriate recomputation shall be made and any surplus payments made by Tenant shall be accounted for and refunded to Tenant.

10.	OPERATING COSTS

In the event the total Operating Costs incurred by Landlord for the Building in any calendar year of Landlord during the term of this Lease increase for any reason above those incurred in the Operating Cost Base Year as set forth in the Reference Data (“Base Operating Costs”), Tenant shall pay to Landlord as Additional Rent hereunder Tenant’s Proportionate Share of such increase.

The term “Operating Costs” shall mean all costs incurred and expenditures of whatever nature made by Landlord in the operation and management, for repair and replacements, cleaning and maintenance of the Building and grounds, including related equipment, facilities and appurtenances, elevators, cooling and heating equipment (not including, however, mortgage principal or interest charges, the cost of work done by or special services performed by Landlord for a particular tenant, income taxes payable by Landlord, depreciation on the Building and such portion of expenditures as are not properly chargeable against income), provided, however, that (i) if, during the Term of this Lease, Landlord shall replace any capital items or make any capital expenditures (collectively called “capital expenditures”), the total amount of which shall not be included in Operating Costs for the Operating Year in which they were made, but there shall nevertheless be included in such Operating Costs, and in Operating Costs for each succeeding fiscal year of Landlord, the amount, if any, by which the annual charge-off (determined as hereinafter provided) of such capital expenditure (less insurance proceeds if any, collected by Landlord by reason of damage to, or destruction of the capital item being replaced) exceeds the annual charge-off of the original amount of such capital expenditure; and (ii) if a new capital item is acquired, then there shall be included in Operating Costs for each fiscal year of Landlord in which and after such capital expenditure is made the annual charge-off of such capital expenditure. (Annual charge-off, including the depreciation of such capital item, shall be determined by (A) dividing the original cost of the capital expenditure by the number of years of useful life thereof, the useful life shall be reasonably determined by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of acquisition of the capital item; and (B)adding to such quotient an interest factor computed on the unamortized balance of such capital expenditure at an annual rate of one percentage point over the Prime Rate as reported in the financial press at the time the capital expenditure is made.)

Operating Costs shall include, but not be limited to, the following:

(a)Taxes (other than real estate taxes)

Sales, Federal Social Security, Unemployment and Old Age Taxes and contributions and State Unemployment taxes and contributions accruing to and paid by Landlord on account of all non-principal employees of Landlord who are employed in, about or on account of the Building, except that taxes levied upon the net income of Landlord and taxes withheld from employees, and real estate taxes as defined in Section 9 shall not be included herein. In the event said employees do not work full time in, about or on account of the Building, the taxes and contributions attributable to such employees shall be apportioned fairly and equitably by Landlord between the Building and other places at which said employees provide services to Landlord. The amount of taxes related to non- principal employees of Landlord included as an Operating Cost pursuant to this sub-section shall be the same for the Operating Cost Base Year and all years during the Lease Term.

(b)	Water

All charges and rates connected with water supplied to the Building and related sewer use charges.

(c)	Heat and Air Conditioning

All charges connected with heat and air conditioning supplied to the Building and not billed directly to a tenant.

(d)	Wages

Wages and cost of all employee benefits of all non-principal employees of Landlord who are employed in, about or on account of the Building, provided that in the event such employees do not work full time in, about or on account of the Building, the wages and benefits attributable to such employees shall be apportioned fairly and equitably by Landlord between the Building and other places at which said employees provide services to Landlord. The amount of wages and employee benefits included as an Operating Cost pursuant to this sub-section shall be the same for the Operating Cost Base Year and all years during the Lease Term.

(e)	Cleaning

The cost of labor and material for cleaning the Building, surrounding areaways and windows in the Building.

(f)	Elevator Maintenance

All expenses for or on account of the upkeep and maintenance of all elevators in the Building.

(g)	Electricity

The cost of all electric current for the operation of any machine, appliance or device used for the operation of the Premises and the Building, including the cost of electric current for the elevators, lights, air conditioning and heating, but not including electric current which is paid for directly to the utility by the user/tenant in the Building, provided that if and so long as Tenant is billed directly by the electric utility for its own consumption as determined by its separate meter, then Operating Costs shall include only the areas of the Building not occupied by tenants and public area electric current consumption and not any premises electric current consumption. Wherever separate metering is unlawful, prohibited by utility company regulation or tariff or is otherwise impracticable, relevant consumption figures for the purposes of this Section 10 shall be determined by fair and reasonable allocations and engineering estimates made by Landlord.

(h)	Insurance, etc.

Fire, casualty, rental interruption, liability and such other insurance as may from time to time be required by lending institutions on similar office buildings in the Downtown Central Business District of the City of Boston.

(i)	Management Fees

The cost of all management fees paid by Landlord to any person or entity in exchange for management of the Building. The calculation of Management Fees shall be made in a consistent manner and at the same percentage rate for 2015 and all years during the Lease Term.

(j)	Repairs and Snow Removal

The cost of repairs, maintenance and snow removal for the Building.

(k)	Security

The cost of all fire alarm and other protective or security services furnished by Landlord for the benefit of the Building.

(l)	Supplies

The cost of all supplies, including paper goods, lubricants and chemicals, used by Landlord in the operation of the Building and its various elements.

(m)	Municipal Charges

The cost of all licenses, permits and fees paid by Landlord and arising out of its operation of the Building.

(n)	Administrative Expenses

Administrative charge equal to fifteen (15%) percent of all Operating Costs as otherwise determined under this Section 10 to help defray Landlord’s indirect costs thereof. The calculation of

Administrative Expenses shall be made in a consistent manner for 2015 and all years during the Lease Term.

(o)	Other Expenses

All other expenses customarily incurred in connection with the operation and maintenance of similar office buildings in the Downtown Central Business District of City of Boston.

The calculation of Tenant’s Proportionate Share of Increased Operating Costs shall include an adjustment to actual Operating Costs to the 2015 Base Year and each year thereafter to reflect expenses that would be incurred assuming occupancy in the Building equal to the greater of (i) 95% occupancy, or (ii) actual occupancy, so that Tenant shall not be unfairly charged for any increased Operating Costs incurred by Landlord in maintaining a Building at less than 95% occupancy.

Notwithstanding anything in this Lease to the contrary, the Operating Costs shall not include: (a) the costs (or depreciation of the costs) of acquiring the Building; (b) the cost of improvements to any tenant premises; (c) leasing and marketing expenses of any kind, (d) reserves of any kind; (e) any interest or payments on any financing for the Building, interest and penalties incurred as a result of Landlord’s late payment of any bill and any bad debt loss, rent loss or reserves for bad debts, (f) legal expenses incurred in connection with the preparation or negotiation of leases, subleases, assignments or other lease-related documents with current, prior or prospective tenants; (g) any ground, underlying or master lease rental or other payments; (h) transfer taxes; or (i) cost of repairing or restoring any portion of the Building damaged or destroyed by any casualty or peril that is covered by insurance.

Pursuant to Section 11 below, Landlord will provide Tenant with an annual statement of Operating Costs within ninety (90) days after the close of each of Landlord’s fiscal years.

11.	PAYMENT OF OPERATING COSTS AND TAXES

Landlord shall deliver to Tenant within ninety (90) days after the close of each of Landlord’s fiscal years during the Term of this Lease (including the fiscal year in which this Lease terminates) a statement (a “Statement”) signed by an agent of Landlord setting forth (A) the Operating Costs for such fiscal year, (B) the total amount of Tenant’s Proportionate Share of Operating Costs for the preceding fiscal year and (C) the balance, if any, due from or overpaid by Tenant for the preceding fiscal year. Tenant shall pay to Landlord the amount due from Tenant as described in this Section 11 within thirty (30) days of the receipt of a Statement. In the event Landlord’s annual Statement shows an overpayment by Tenant, Landlord shall accompany the Statement with payment of the amount of the overpayment provided Tenant is not then in default in the performance of any of its obligations under this Lease.

In addition, during the term of this Lease, commencing with the first day of the first month following the delivery to Tenant of a Statement with respect to the first Landlord fiscal year (or portion thereof) occurring during the Term (which fiscal year is presently the calendar year) and on the first day of each month thereafter throughout the Term, Tenant shall pay to Landlord, on account towards Tenant’s Proportionate Share of anticipated increases in Operating Costs and real estate taxes, one- twelfth of the total amount of the estimated Tax Excess and increases over the Base Operating Costs for which Tenant is responsible, as such anticipated payments are as set forth on a certificate signed by Landlord or its managing agent.

Any payments due under the terms of this Section 11 for any portion of a Lease Year shall be appropriately pro-rated.

In the event that the combination of Operating Cost and Taxes increase by three percent (3%) or more over the combination of Tax Base and Base Operating Costs for any year during the Term, then upon Tenant’s request, Landlord shall provide Tenant with a line item statement of Operating Costs and a calculation of the gross up provision.

If Tenant objects in writing to any annual Statement from Landlord given pursuant to Section 11 within sixty (60) days following receipt of such Statement by Tenant, so long as Tenant is not in default, Landlord shall permit Tenant to examine, at the offices of Landlord where such records are customarily kept, upon fourteen (14) days’ advance notice and during regular business hours, such of Landlord’s books and records pertaining directly to the determination of Operating Costs as are relevant to the Statement in question. Such examination shall be completed within sixty (60) days following the delivery of such Statement. Such inspection may be made either by employees of Tenant or by a certified public accounting firm that is not compensated on a contingent fee basis. In making such examination, Tenant agrees, and shall cause its agents and employees as well as any accounting firm conducting the examination to agree in writing, to keep confidential any and all information contained in such books and records, save and except that Tenant may disclose such information to a trier of fact in the event of any dispute between Tenant and Landlord with regard to Operating Costs or as otherwise required by law; provided, however, that Tenant shall stipulate to such protective or other orders in any proceeding as may be reasonably required to preserve the confidentiality of such information. Tenant shall provide a copy of such CPA confidentiality agreements to Landlord promptly upon request. Within five (5) business days after receipt of a report regarding such inspection (the “Report Due Date”), Tenant shall provide Landlord with a complete copy of any report issued to Tenant in connection with such inspection. All costs and expenses of any such examination or audit shall be paid by Tenant. If it is determined (within all applicable time periods) that the amount of Operating Cost, as shown on Statement for the year as to which the inspection is undertaken, was overstated, and, as a result thereof, the Additional Rent payments for Operating Costs made by Tenant was in excess of the amount Tenant should have paid in respect of such year, and Tenant is not then in default beyond any applicable notice and cure period and Landlord does not dispute the results of Tenant’s review, then Landlord shall apply such overpayment to Tenant’s next due installment of Additional Rent, or if the Term has expired and Tenant is not in default hereunder, such overpayment shall be refunded within forty-five (45) days after such final determination. If it is determined by Tenant’s review that the amount of Operating Costs, as shown on Landlord’s Statement for the subject year, was understated, and, as a result thereof, the Additional Rent payments relating to Operating Costs made by Tenant was less than the amount Tenant should have paid in respect of such year, then Tenant shall pay to Landlord the amount of such underpayment within fifteen (15) days of such final determination. In the event Tenant does not give Landlord notice within such sixty (60) day period after receipt of such Statement that it is contesting Landlord’s calculation (and describing in detail any items which Tenant contests) and/or Tenant does not complete its inspection of Landlord’s records within sixty (60) days after receipt of such Statement, any such Statement shall be deemed to be accepted by Tenant without dispute and Tenant’s rights to inspect Landlord’s records with respect to such Landlord’s Statement shall have been waived. The right to inspect pursuant to this Section 11 shall not be available to any subtenant or assignee of the original Tenant hereunder. If, following the Report Due Date, Landlord disputes the findings contained therein, and Landlord and Tenant are not able to resolve their differences within thirty (30) days following the Report Due Date, the dispute shall be resolved by binding arbitration as follows: Landlord and Tenant shall each designate an independent certified public accountant (which shall not be the accountant used by Tenant to perform the initial review), which shall in turn jointly select a third independent certified public accountant (which shall not be the accountant used by Tenant to perform the initial review), other qualified real estate professional or commercial real estate audit firm (the “Third CPA”). The Third CPA, within thirty (30) days of selection, shall, at Tenant’s sole expense, audit the relevant records and certify the proper amount within.   That certification by the Third CPA shall be final and conclusive. If the Third CPA determines that the amount of Operating Costs billed to Tenant was incorrect, the appropriate party shall pay to the other party the deficiency or overpayment, as applicable, within ten (10) days following delivery of the Third Party CPA’s decision, without interest.

Within ninety (90) days after the close of Landlord’s fiscal year, Landlord shall provide Tenant with a Statement regarding the Operating Costs for the Base Operating Costs. Tenant shall have the right to audit the Base Operating Costs pursuant to the terms and provisions of the immediately preceding paragraph, however, Tenant’s deadline to object to such Statement shall be four hundred and twenty-five (425) days after receipt of such Statement.

12.	QUIET ENJOYMENT

Tenant, upon payment of the rent herein reserved and upon the performance of all the terms of this Lease, shall at all times during the Lease Term and during any extension or renewal term, peaceably and quietly enjoy the Premises without any disturbance from Landlord or from any other person claiming through Landlord.

13.	RESTRICTIONS ON USE

(a)Tenant shall not at any time use or occupy the Premises in violation of the certificate of occupancy or building permit issued for the Building of which the Premises forms a part or any applicable zoning ordinance. The statement in this Lease of the Permitted Uses does not constitute a representation or guaranty by Landlord that such business may be conducted on the Premises or is lawful under the certificate of occupancy or building permit or is otherwise permitted by law.

(b)Tenant shall conduct its business in such a manner both as regards noise and other nuisances, as will not unreasonably interfere with, annoy or disturb any other tenant in the conduct of its business, or Landlord in the management of the Building.

(c)Tenant shall not keep within the Premises any article of dangerous, inflammable or explosive character which increases the danger of fire upon the Premises or which may be deemed “hazardous” by any reputable insurance company.

(d)The sidewalks, entrances, corridors and stairways shall not be obstructed or encumbered by Tenant or used for any purpose other than ingress and egress to and from the Premises.

(e)Tenant covenants that it will use the Premises continuously and uninterruptedly only for the Permitted Use as defined in the Reference Data, and then only as permitted under federal, state and local laws, regulations and orders applicable from time to time, including, without limitation, city ordinances, land use and zoning laws, environmental laws and regulations (including all laws and regulations regulating the production, use, and disposal of any pollution or toxic or hazardous material), and occupational health and safety laws, and shall procure all approvals, licenses and permits necessary therefor without any, in each case giving Landlord true and complete copies of same in all applications therefor.

(f)Tenant shall promptly comply with all present and future laws applicable to Tenant’s use of the Premises or Tenant’s signs thereon, foreseen or unforeseen, and whether or not the same necessitates extraordinary changes or non-structural improvements to the Premises or interfere with Tenant’s use and enjoyment of the Premises, and shall keep the Premises equipped with adequate safety appliances and comply with all requirements reasonable in light of the use Tenant is making of the Premises of insurance inspection or rating bureaus having jurisdiction. Notwithstanding the above, Tenant shall be responsible for structural changes or changes which affect other portions of the Premises or Building which Landlord is required to maintain but which are required due to Tenant’s alterations or unusual use of the Premises.

(g)If Tenant’s use of the Premises results in any increase in the premium for any insurance carried by Landlord, then upon Landlord’s notice to Tenant of such increase, Tenant shall pay the same to Landlord upon demand as additional rent.

(h)Tenant agrees to comply with reasonable regulations as shall from time to time hereafter be established by Landlord for the safety, care, cleanliness, or orderly conduct of the Premises and the Building and for the benefit, comfort and convenience of all of the occupants of the Building which regulations may, at the option of Landlord, from time to time be posted in the common facilities of the Building.

14.	ALTERATIONS

(a)Except for those items specified elsewhere herein, no alterations, additions (including, for purposes hereof, wall to wall carpeting) or improvements to the Premises shall be made by Tenant without prior written consent of Landlord, which consent shall not be unreasonably withheld.   Any such alterations, additions or improvements shall (i) be in accordance with complete plans and specifications prepared by Tenant and approved in advance by Landlord; (ii) be performed in a good and workmanlike manner and in compliance with all applicable laws; (iii) be performed and completed in the manner required in subsection (d) hereof; (iv) be made at Tenant’s sole expense and at such times as Landlord may from time to time designate; and (v) become a part of the Premises and the property of Landlord.

If Landlord shall elect not to keep any alteration, addition or improvement installed by Tenant, Landlord shall so notify Tenant at the time Landlord approves Tenant’s plans and Tenant shall remove such fixtures at its expense and shall repair any damage to the Building caused by such removal upon the expiration or termination of this Lease, leaving the Premises in good order and repair, reasonable wear and tear only excepted. Notwithstanding the foregoing, Tenant shall not be required to remove the roof deck as descripted in Section 41, if such roof deck is constructed.

(b)All articles of personal property and all trade fixtures, machinery and equipment and furniture owned or installed by Tenant in the Premises (“Tenant’s Removable Property”) shall remain the property of Tenant and may be removed by Tenant at any time prior to the expiration of this Lease, provided that Tenant, at its expense, shall repair any damage to the Building caused by such removal.

(c)Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic’s or other lien for any such labor or materials shall attach to or affect the reversion or other estate or interest of Landlord in and to the Premises. Whenever and as often as any mechanic’s lien shall have been filed against the Premises based upon any act or interest of Tenant or of anyone claiming through Tenant, Tenant shall forthwith take such actions by bonding, deposit or payment as will remove or satisfy the lien.

(d)Landlord and Tenant shall cooperate reasonably to coordinate any alterations, additions, improvements, maintenance, repairs, replacements and other work being performed by Landlord or Tenant in the Building and in such manner as to maintain harmonious labor relations. Tenant shall not damage the Property or interfere with Building’s construction or operation and, except for installation of furnishings, shall be performed by Landlord’s general contractor or, at Tenant’s election, by contractors or workmen first approved by Landlord, which approval shall not be unreasonably withheld, delayed or conditioned. Installation and moving of furnishings, equipment and the like shall be performed only with labor compatible with that being employed by Landlord for work in or to the Building and not to employ or permit the use of any labor or otherwise take any action which might result in a labor dispute involving personnel providing services in the Building. Except for work by Landlord’s general contractor, Tenant before its work is started shall: secure all licenses and permits necessary therefor; deliver to Landlord a statement of the names of all its contractors and subcontractors and the estimated cost of all labor and material to be furnished by them; and cause each contractor to carry workmen’s compensation insurance in statutory amounts covering all the contractor’s and subcontractor’s employees and comprehensive public liability insurance and property damage insurance with such limits as Landlord may reasonably require but in no event less than a combined single limit of Three Million and No/100ths ($3,000,000.00) Dollars (all such insurance to be written in companies approved by Landlord and naming Landlord, Landlord’s Manager and Tenant as additional insureds), and to deliver to Landlord certificates of all such insurance. Tenant agrees to pay promptly when due the entire cost of any work done on the Premises by Tenant, its agents, employees, or independent contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Premises or the Property and immediately to discharge any such liens which may so attach and, at the request of Landlord to deliver to Landlord security satisfactory to Landlord against liens arising out of the furnishing of such labor and material. Upon completion of any work done on the Premises by Tenant, its agents, employees, or independent contractors, Tenant shall promptly deliver to Landlord original lien releases and waivers executed by each contractor, subcontractor, supplier, materialmen, architect, engineer or other party which furnished labor, materials or other services in connection with such work and pursuant to which all liens, claims and other rights of such party with respect to labor, material or services furnished in connection with such work are unconditionally released and waived.

15.	MAINTENANCE AND REPAIRS

Tenant shall not cause or permit waste, damage or injury to the Premises. It shall maintain all portions of the Premises in good condition, free of unlawful obstruction. Except for Landlord’s maintenance and repair obligations as set forth herein and in Section 20.4 of the Lease, Tenant shall make all non-structural repairs necessary to maintain the Premises in good order and repair, including, without limitation, all glass and doors, except such repairs as are related to common facilities or utility installations for the common use of the Building (unless such repairs are required as a result of Tenant’s neglect, fault or excessive use of drainage facilities) and shall return the Premises to Landlord at the end of the term in good condition, reasonable wear and tear excepted as required by Section 26(m) of the Lease. Landlord shall make all structural repairs and all repairs to utility systems, provided however, that if repairs are required to systems or items within the Premises which are due to Tenant’s neglect, fault or excessive use then such repairs shall be performed by Landlord at Tenant’s sole cost and expense. Notwithstanding anything to the contrary contained herein, Tenant will repair all improvements in the Premises damaged by Tenant, its employees, agents, invitees or contractors, subject to the waiver of subrogation provision set forth in Section 16 of the Lease.

Notwithstanding anything to the contrary in this Lease, Tenant shall not be required to make any alterations, repairs or additions to remedy a violation of any applicable code and legal requirements that exist as of the Term Commencement Date, unless the same are required by such applicable laws as a direct result of or in connection with Tenant’s use or occupancy of the Premises beyond normal use of space of this kind. Landlord shall be responsible for repairing and making any alterations required in connection with a violation of any applicable code and legal requirements that exist as of the Term Commencement Date.

16.	INSURANCE

(a)Tenant shall save Landlord harmless and indemnified from and against all injury, loss, claim or damage to any person or property while on the Premises or appurtenances thereto arising out of the use or occupancy of the Premises by Tenant (unless caused by the act, negligence or default of Landlord, its employees, agents, licensees or contractors), including, without limitation, any such injury, loss, claim or damage arising from the use or escape of water or the bursting of pipes, and from and against all injury, loss, claim or damage to any person or property anywhere on the Premises or in the Building or appurtenances thereto occasioned by any act, neglect or default of Tenant. Tenant shall obtain and maintain with respect to the Premises and appurtenances thereto, comprehensive general liability and property damage insurance including the broad form comprehensive general liability endorsement in amounts not less than $2,000,000 (or such greater amount as may be reasonably required by Landlord and as required of all other tenants in the Building, provide however, that in no event shall this provision be deemed to mean that Tenant has an audit right of any other tenant lease agreements applicable to the Building) combined single limit. Tenant shall also obtain and maintain workers’ compensation insurance as required by law. Tenant, at Tenant’s expense, agrees to keep in force during the Lease Term, all risk (special forms - causes of loss) property insurance including theft, sprinkler leakage and boiler and machinery coverage on all of Tenant’s trade fixtures, furniture, inventory and other personal property in the Premises, and on any alterations, additions, or improvements made by Tenant upon the Premises all for the full replacement cost thereof.   Tenant shall use the proceeds from such insurance for the replacement of trade fixtures, furniture, inventory and other personal property and for the restoration of Tenant’s improvements, alterations, and additions to the Premises. Tenant shall obtain and maintain business interruption insurance. All such insurance shall be with companies qualified to do business in Massachusetts, insuring Tenant against injury to persons or damage to property as herein provided. Landlord and the Winhall Companies shall be named as an additional insured under all such insurance.

(b)Tenant shall deposit with Landlord certificates of insurance that it is required to maintain under this Lease, at or prior to the Term Commencement Date, and thereafter, within ten (10) days prior to the expiration of each such policy. Such policies shall, to the extent obtainable, provide that the policies may not be changed or canceled without at least twenty (20) days’ prior written notice to Landlord. Such insurance may be maintained by Tenant under a blanket policy or policies so-called.

(c) Landlord and Tenant hereby release the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire or any of the extended coverage or supplementary contract casualty which shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible, provided, however, that this release shall be applicable and in force and effect only with respect to loss or damage occurring during such time as the releasor’s insurance policies shall contain a clause or endorsement to the effect that any such release shall not adversely affect or impair said policies or prejudice the right of the releasor to recover thereunder.

(d)Landlord and Tenant each agree that it will request its insurance carriers to include in its policies such a clause or endorsement. Landlord and Tenant represent that such waiver is currently available in its insurance policies. In the event either party shall fail to obtain such waiver of subrogation, or shall fail to supply the other party with evidence hereof, then such other party shall have the right to procure such waiver, if available, on behalf of, and at the sole cost and expense of, the party failing to obtain the waiver or to supply evidence thereof. If a waiver of subrogation is unavailable to either Landlord or Tenant, such party shall notify the other and the other party shall not be obligated to obtain any waiver of subrogation.

17.	DAMAGE TO PREMISES

Should a substantial portion of the Premises or of the Building be substantially damaged by fire or other casualty, Landlord, at its option, may elect to terminate this Lease by written notice given to Tenant within sixty (60) days of the date of such fire or casualty. For so long as any fire or casualty renders all or a portion of the Premises substantially unsuitable for their intended use, a just and proportionate abatement of Rent shall be made, and in any event, Tenant may elect to terminate this Lease by written notice to Landlord if:

(a)Landlord fails to give written notice within ninety (90) days of said fire, or casualty of its intention to restore Premises, or

(b)Landlord fails to restore the Premises to a condition substantially suitable for their intended use within three hundred sixty-five (365) days after Landlord’s notice of its intention to restore the Premises, or

(c)More than fifty percent (50%) of the Premises are rendered untenantable by such fire or casualty and such fire or casualty occurs during the last twelve (12) months of the Lease Term.

The term “substantial damage” as used herein shall refer to damage of such a character that the same, cannot in ordinary course, be reasonably expected to be repaired within one hundred twenty (120) days from the time that such work would commence.

Notwithstanding anything in this Section 17 to the contrary, Landlord and Tenant shall send a copy of any notice of termination by them to the holders of mortgages on the land and Building of which the Premises are a part. Tenant’s requirement to so notify the holders of the mortgages is conditioned upon Tenant having received notice of such mortgage and the holders’ addresses. Each of said mortgagees shall have an additional sixty (60) day period commencing with the receipt of said notice of termination to cancel said termination and reinstate this Lease in full force and effect and, at its option, perform the restoration work required of Landlord if Landlord does not do so, in which event the term “three hundred sixty-five (365)” as used in subparagraph (b) above shall be changed to “four hundred twenty-five (425)”.

In no event shall Landlord or any mortgagee be liable for restoration beyond the extent of available insurance proceeds plus the deductible, and Landlord’s obligation to restore is conditional upon said mortgagees’ releasing insurance proceeds for restoration, and if the Premises are not substantially restored Tenant may terminate the Lease pursuant to (b) above.

If the Lease is not terminated pursuant to this Section 17, Landlord shall restore the Premises, including the Landlord’s Work, to the condition it was in immediately prior to the casualty, except that Landlord shall not be required to restore any Tenant alterations or Tenant’s furniture, fixtures and equipment.

In the event that the Lease is terminated pursuant to the terms of this Section 17, Tenant’s security deposit shall be returned to Tenant pursuant to the terms of Section 35 of the Lease.

18.	EMINENT DOMAIN

In the event that the whole of the Premises or the Building shall be lawfully condemned or taken in any manner for any public or quasi-public use, this Lease and the Term hereby granted shall forthwith terminate as of the date Landlord’s title passes to the taking authority. In the event that only a part of the Premises shall be so condemned or taken, then effective as of the date of divesting of title, the Fixed Rent hereunder shall be reduced equitably.

In the event that only a part of the Premises or the Building shall be so condemned or taken, then (whether or not the Premises are directly affected), if such condemnation or taking is “substantial” as hereinafter defined, either Landlord or Tenant may by delivery of notice in writing to the other within sixty (60) days following the date on which Landlord’s title has been divested by such authority, terminate this Lease. “Substantial” shall be defined to mean any condemnation or taking which:

(a)results in the permanent loss of reasonable access to the entrances to the Premises;

(b)results in the loss to Tenant of twenty-five (25) percent or more of the Total Rentable Area of the Premises; or

(c)results in a substantial and material loss of facilities in the Building that supply heat, air conditioning, water, drainage, plumbing, electricity or other utilities to Premises.

If neither Landlord nor Tenant elects to terminate this Lease as aforesaid, this Lease shall be unaffected by such taking, except that the Fixed Rent shall be reduced equitably as aforesaid. In the event that only a part of the Premises shall be so condemned or taken and this Lease is not terminated as hereinbefore provided, Landlord will, with reasonable diligence and at its expense, restore the remaining portion of the Premises as nearly as practicable to the same condition as it was prior to such condemnation or taking.

In the event of any condemnation or taking hereinbefore mentioned of all or part of the Building, Landlord shall be entitled to receive the entire award in the condemnation proceedings,

including any award made for the value of the estate vested by this Lease in Tenant, and Tenant hereby expressly assigns to Landlord any and all right, title and interest of Tenant now or hereafter, arising in or to any such award or any part thereof except for relocation expenses and trade fixtures payable in the manner and extent as, and if, provided by law.

19.	UTILITIES

Tenant shall contract with the company supplying electric current, at Tenant’s sole expense, for all electric current required for lighting of the Premises, the operation of the VAV boxes servicing the Premises and operation of machines and equipment within the Premises, said electric current for lighting and equipment operation within the Premises to be separately metered with a meter installed and maintained at Landlord’s expense. Tenant shall pay all charges for such separately metered electricity and for telephone/data services used, rendered or supplied upon or in connection with the Premises and shall indemnify Landlord against any liability or damage on such account.

20.	LANDLORD’S SERVICES

20.1Electric Current

(a)Except as otherwise provided in this Lease, Landlord agrees to provide all electric current required for the operation of all heating, ventilating and air conditioning systems that serve the Building (excluding the VAV distribution units in the Premises or the premises of any other tenant in the Building) and all lighting for common areas of the Building.   Landlord shall work with the utility company to provide electric service to the point where the service connects to Tenant’s meter. In the event Tenant requires electric current for use in the Premises in excess of the capacities presently available in the Premises or to be made available therein pursuant to Section 4 hereof, Landlord shall upon written request and at the sole cost and expense of Tenant, furnish the Premises with such equipment and appurtenances as are necessary to supply such additional current, provided that such current is available to Landlord and further provided that the same shall be permitted by applicable laws and insurance regulations and shall not cause permanent damage to the Building or the Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations or repairs or interfere with or disturb other tenants or occupants of the Building. Tenant shall reimburse Landlord for such additional cost, as aforesaid.

(b)Landlord, at Tenant’s expense, shall purchase and install all replacement lamps (including, but not limited to, LED, incandescent and fluorescent) used in the Premises.

(c)Landlord shall not in any way be liable or responsible to Tenant for any loss, damage or expense which Tenant may sustain or incur if the quantity, character, or supply of electrical energy is changed due to circumstances beyond Landlord’s reasonable control or is no longer available or suitable for Tenant’s requirements.

(d)Tenant agrees that it will not make any material alteration or material addition to the electrical equipment and/or appliances in the Premises without the prior written consent of Landlord in each instance first obtained, which consent will not be unreasonably withheld, and will promptly advise Landlord of any other alteration or addition to such electrical equipment and/or appliances.

20.2Water

Landlord shall furnish hot and cold water for ordinary Premises cleaning, toilet, lavatory and drinking purposes, such water to be furnished either to the Premises (in the case of a single tenant floor) or to a common area lavatory (in the case of a multi-tenant floor).

20.3Elevators, Heat, Air Conditioning and Cleaning

Landlord shall: (i) provide necessary elevator facilities (which may be manually or automatically operated, either or both, as Landlord may from time to time elect on Mondays through Fridays excepting legal holidays (hereinafter called “business days”), from 8:00 a.m. to 5:30 p.m., and have the elevator in operation available for Tenant’s use, non-exclusively, together with others having business in the Building, at all other times; (ii) furnish heat, air conditioning and ventilation (“HVAC”) to the Premises and to common areas of the Building during the normal heating and cooling seasons on business days from 8:00 a.m. to 5:30 p.m. and on Saturdays from 8:00 a.m. to 1:00 p.m.; and (iii) cause the office areas of the Premises to be kept clean provided the same are kept in order by Tenant. The cleaning standards generally prevailing in similar office buildings in the Central Business District of the City of Boston, shall represent substantially the extent and scope of the cleaning by Landlord referred to in this Section 20.3, provided that it is understood the Premises shall be cleaned daily on business days. Landlord shall be responsible for furnishing HVAC to the Premises and Tenant shall be responsible for distributing HVAC within the Premises and, for that purpose, Tenant may use the VAV boxes installed and supplied by Landlord. Landlord will supply HVAC to common areas of the Building. If Tenant shall require HVAC in the common areas of the Building outside of the hours above specified, Tenant shall request such additional service at least 24 hours in advance and thereupon Landlord may furnish such services provided Tenant pays therefor such charges as may from time to time be in effect.

20.4Repairs

Except as otherwise provided in Sections 17 and 18, Landlord shall keep and maintain the roof, exterior walls, structural items, including floor slabs, columns, elevators, public stairways and corridors, lavatories, equipment (including, without limitation, sanitary, sprinkler, plumbing, electrical, heating, air conditioning, ventilation or other mechanical systems), exterior glass and other common facilities of the Building in good condition and repair. Notwithstanding anything to the contrary contained herein, Tenant will repair all improvements in the Premises and Building damaged by Tenant, its employees, agents, invitees or contractors, subject to the waiver of subrogation provision set forth in Section 16 of the Lease.

20.5Interruption or Curtailment of Services

Landlord reserves the right to interrupt, curtail, stop or suspend (i) the furnishing of elevator and cleaning services and (ii) the operation of the plumbing and electric systems, when necessary by reason of accident or emergency, or for repairs, alterations, replacements or improvements in the reasonable judgment of Landlord desirable or necessary to be made, or of difficulty or inability in securing supplies or labor, or of strikes, or of any other cause beyond the reasonable control of Landlord, whether such other cause be similar or dissimilar to those hereinabove specifically mentioned, until said cause has been removed. There shall be no diminution or abatement of rent or other compensation due from Tenant to Landlord hereunder, nor shall this Lease be affected or any of Tenant’s obligations hereunder reduced, and Landlord shall have no responsibility or liability for any such interruption, curtailment, stoppage, or suspension of services or systems as in this Section 20.5 above provided, except that Landlord shall exercise reasonable diligence to eliminate the cause of same.

20.6Energy Conservation

Notwithstanding anything to the contrary in this Section 20 or in this Lease contained, Landlord may institute such policies, programs and measures as may be necessary, required, or expedient for the conservation and/or preservation of energy or energy services, or as may be necessary or required to comply with applicable codes, rules, regulations or standards.

20.7Snow and Ice

Landlord shall have the responsibility to remove ice and snow from all exterior walkways.

21.	ACCESS AND SECURITY

Tenant’s servants, employees, agents and business invitees shall at all times have the free and uninterrupted right of access in common with others entitled thereto to the Premises over all common areas. It is understood, however, that the Building shall be locked before 8:00 a.m. and after 5:30 p.m., Monday through Friday, and shall be locked throughout each Saturday and Sunday, and that Tenant shall be provided with keys necessary to gain access to the Building.

22.	SUBLEASE AND ASSIGNMENT

(a)Except as hereinafter set forth, Tenant shall not voluntarily, involuntarily or by operation of law assign, transfer, mortgage or otherwise encumber this Lease or any interest of Tenant therein, in whole or in part, nor sublet the whole or any part of the Premises or permit the Premises or any part thereof to be used or occupied by others, without the prior written consent of Landlord which shall not be unreasonably withheld, subject to the terms of this Section 22. The consent by Landlord to an assignment or subletting shall not in any way be construed to relieve Tenant from obtaining the express consent of Landlord to any further assignment or subletting for the use of any part of the Premises, nor shall the collection of rent by Landlord from any assignee, subtenant or other occupant, after default by Tenant, be deemed a waiver of this covenant or the acceptance of assignee, subtenant or occupant as Tenant or a release of Tenant from the further performance by Tenant of the covenants in this Lease on Tenant’s part to be performed.

(b)The provisions of paragraph (a) of this Section shall apply to a transfer (by one or more transfers) of all or substantially all of Tenant’s assets or a majority of the stock or partnership interests, or other evidences of ownership of Tenant, as if such transfer were an assignment of this Lease; but such provisions shall not apply to reorganizations or transactions with an entity into or with which Tenant is merged or consolidated or to which substantially all of Tenant’s assets are transferred or to any entity which controls or is controlled by Tenant or is under common control with Tenant or to issuance, whether by private offering or by initial public offering of Tenant’s stock to any party (any of the above, an “Affiliate Transfer”) and assignments or subleases in connection with an Affiliate Transfer shall not require Landlord’s prior written consent but shall require prior written notice to Landlord, provided that, with respect to such a merger or consolidation (i) the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles (“GAAP”) at least equal to the net worth of Tenant as of the date of this Lease, (ii) proof satisfactory to Landlord of such net worth shall have been delivered to Landlord at least 10 days prior to the effective date of any such transaction, and (iii) the assignee agrees directly with Landlord, by written instrument in form satisfactory to Landlord, to be bound by all the obligations of Tenant hereunder including, without limitation, the covenant against further assignment or subletting. “Net Worth” means the excess of total assets over total liabilities, excluding, however, from the determination of total assets all assets which would be classified as intangible assets under GAAP including, without limitation, goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises. Notwithstanding anything to the contrary herein, provided that any such transfer is not being performed with the purpose of evading Tenant’s obligations and liabilities hereunder, transfers of stock or interests between and among the management of Tenant, their families and employees of Tenant shall not require Landlord’s prior consent provided that either Michael Swartz or Jared Novack or Tito Bottita remains a principal of Tenant and any combination of the three (3) of them retains control of at least fifty-one percent (51%) of the stock or equity interest of Tenant.

(c)Any subletting or assignment if consented to, shall be subject to and conditioned upon the following: (i) in Landlord’s reasonable judgment, the business of the proposed subtenant or assignee or the proposed use of the Premises will not adversely affect the reputation or image of the Building (subleases or assignments for governmental uses, for medical or dental offices or for health or fitness facilities being examples of businesses or uses which may adversely affect the Building’s reputation or image as a first class office building); (ii) the total number of tenants (including Tenant) occupying any floor within the Premises at any one time shall not exceed two (2), which number shall be prorated for partial floors; (iii)

the proposed subtenant or assignee is a reputable party of financial worth and stability sufficient in Landlord’s sole and reasonable judgment to perform its obligations pursuant to a sublease or assignment, and would not impose a greater load upon the Premises, and the Building Services (such as elevator, janitorial and security services, if any) than is imposed by Tenant; (iv) the sublease or assignment agreement requires payment of the rent and other amounts as required of Tenant hereunder with respect to the space being sublet or assigned which, for a sublease or assignment entered into during the first sixty three (63) months of the Term, are in no event less than ninety percent (90%) of that being offered by Landlord for similar space in the Building under Leases then being or recently negotiated. The condition set forth in this (c)(iv) shall not be applicable to any subleases or assignments which are entered into during the last twenty-four (24) months of the Term. Tenant may advertise the sublease and assignment at any rental rate commencing in month fifty-seven (57) of the Term; (v) the proposed subtenant or assignee (nor any person which, directly or indirectly controls, is controlled by, or is under common control with, the proposed assignee and, or subtenant) is not then an occupant of any part of the Building and within the prior six (6) months, has not had negotiations with Landlord to lease space in the Building; (vi) at the time of any proposed subletting or assignment, Tenant shall not be in default under any of the terms, provisions or conditions of this Lease; and (vii) the subtenant or assignee shall occupy only the Premises and conduct its business in accordance with the Permitted Use; and (viii) that if the rents, charges or other sums required to be paid by any such subtenant or assignee for such assignment or in connection with the subletting exceed the rents, charges or other sums reserved hereunder, then after deducting all brokerage and legal expenses related to the subleasing or assignment (“Tenant Costs”), Tenant shall pay to Landlord monthly 50% of the amount of such excess, which shall be deemed Additional Rent; provided, however, the respective Tenant Costs shall be amortized and deducted from any excess due Landlord over the term of the sublease, and in the case of assignment, over the remaining term of this Lease; and (ix) prior to occupancy, Tenant and its assignee or subtenant shall execute, acknowledge and deliver to Landlord a fully executed counterpart of a written assignment of Lease or sublease, as the case may be, duly consented to by any guarantor of this lease, by the terms of which: (I) in case of an assignment, Tenant will assign to such assignee Tenant’s entire interest in this Lease, together with all prepaid rents hereunder, and the assignee will accept said assignment and assume and agree to perform, directly for the benefit of Landlord, all of the terms, covenants and conditions of this Lease on Tenant’s part to be performed; or (II) in case of a subletting, the sublease in all respects will be subject and subordinate to all of the terms, covenants and conditions of this Lease and the subtenant thereunder will agree to be bound by and to perform all of the terms, covenants and conditions of this Lease on Tenant’s part to be performed, except the payment of rents, charges and other sums reserved hereunder, which Tenant shall continue to be obligated to pay and shall pay to Landlord and (x) notwithstanding any such assignment or subletting under the terms of this Section, both Tenant and said guarantor, if any, will acknowledge that, notwithstanding such assignment or sublease and the consent of Landlord thereto, neither Tenant nor said guarantor will be released or discharged from any liability whatsoever under this Lease and both will continue liable with the same force and effect as though no assignment or sublease had been made, and (xi) Tenant shall pay to Landlord all of Landlord’s administrative costs, overhead and attorneys’ fees in connection with such assignment or subletting; (xii) Tenant shall pay all costs incurred to alter the interior of the Premises for the benefit of such assignee or subtenant, provided that no such alterations shall be made without Landlord’s prior written consent.

(d)In the event that Tenant shall desire to enter into an assignment or sublease requiring the consent of Landlord of the entire Premises to any party other than a related party (as defined below), then Tenant shall give Landlord notice thereof and Landlord may elect to recapture such space from Tenant by giving notice to Tenant of such election not later than fifteen (15) days after receiving notice of such sublease or assignment from Tenant. In the event that Landlord shall not elect so to recapture such space for any reason, then, provided Landlord’s consent thereto first has been obtained as pursuant to the provisions of this Section 22, Tenant may enter into such assignment or sublease within one hundred eighty (180) days after Landlord has elected not to recapture such space on terms and conditions not materially more favorable to the assignee or subtenant than those set forth in the notice to Landlord. If Tenant shall not so enter into such assignment or sublease, or if, after Landlord has elected not to recapture such space, Tenant shall alter the terms and conditions thereof to make them materially more favorable as aforesaid, Tenant shall again notify Landlord and Landlord shall have an additional fifteen (15) days within which to elect to recapture such space. In the event that Landlord recaptures such space from Tenant, Landlord and Tenant shall execute an amendment terminating this Lease and such termination shall be effective upon the execution of such amendment and the vacating of such space by Tenant in the condition required by this Lease. As used in this Subsection 22(d), a “related party” shall mean any entity (a) that is purchasing or continuing Tenant’s business or (b) transfers of stock or interests between and among the management of Tenant, their families and employees of Tenant where the 51% test described above is not met. Additionally, a related party shall be required to have a Net Worth (as defined in Section 22(b) above) which is computed in accordance with GAAP and is at least equal to the net worth of Tenant as of the date of this Lease. Satisfactory proof of such net worth shall be delivered to Landlord at least ten (10) days prior to the effective date of any such transaction.

23.	SUBORDINATION

This Lease is subject and subordinate to all mortgages to any lender prior to or subsequent to the date of execution and delivery of this Lease and to all renewals, modifications. consolidations, replacements or extensions thereof. Tenant will, upon the request of Landlord promptly execute and deliver all such instruments as may be appropriate to subordinate this Lease to any mortgage securing notes issued by Landlord and to all advances made thereunder and to the interest thereon and all renewals, replacements and extensions thereof provided the mortgagee shall agree not to disturb Tenant’s possession of the Premises so long as Tenant performs its obligations under this Lease. At the request of Landlord, Tenant shall join in a subordination requested by any future mortgagee who desires to subordinate its mortgage to this Lease, provided, however, that the provisions of said mortgage relating to the receipt and application of insurance proceeds and condemnation awards shall in no event be subordinated to this Lease. Landlord shall request that its current lender enter into a subordination, non-disturbance and attornment agreement with Tenant in a commercially reasonable form. Landlord shall contact any future lender to request that they provide Tenant with a subordination, non-disturbance and attornment agreement in a commercially reasonable form. Provision of a subordination, non-disturbance and attornment agreement by any future lender shall not be a requirement of this Lease. Failure to obtain or provide any such agreement from a future lender shall not be a default by Landlord pursuant to the terms and provisions of this Lease. In the event that the subordination, non-disturbance and attornment agreement is requested by Tenant, then Tenant shall be responsible for all costs associated with obtaining any such subordination, non-disturbance and attornment agreement in connection with this Lease.

24.	RIGHTS OF LANDLORD ON TENANT’S DEFAULTS

24.1Default

If at any time subsequent to the date of this Lease any one or more of the following events (herein referred to as a “Default”) shall occur:

(a)If Tenant shall default in the performance of any of its obligations to pay Rent or any charge hereunder and if such monetary default shall continue for five (5) Business Days after written notice from Landlord designating such default, or

(b)if within thirty (30) days after written notice from Landlord to Tenant specifying any other default or defaults, Tenant has not commenced diligently to correct the default or defaults so specified and has not thereafter diligently pursued such correction to completion, or

(c)if any assignment shall be made by Tenant or any guarantor of Tenant for the benefit of creditors, or

(d)if Tenant’s leasehold interest shall be taken on execution, or

(e)if a lien or other involuntary encumbrance is filed against Tenant’s leasehold interest or Tenant’s other property including said leasehold interest, and is not discharged within twenty (20) days thereafter, or

(f)if a petition is filed by Tenant or any guarantor of Tenant for adjudication as a bankrupt, or for reorganization or an arrangement under any provision of the Bankruptcy Act as then in force and effect, or

(g)if an involuntary petition under any of the provisions of said Bankruptcy Act is filed against Tenant or any guarantor of Tenant and such involuntary petition is not dismissed within thirty (30) days, or

(h)If Tenant fails to restore the Security Deposit amount written five (5) days of demand by Landlord therefore,

(i)If a Default of the kind set forth in clauses (a) or (b) above shall occur and if either (i) Tenant shall cure such Default within the applicable grace period, if any, or (ii) Landlord shall, in its sole discretion, permit Tenant to cure such Default after the applicable grace period has expired, and an event which would constitute a similar Default if not cured within the applicable grace period shall occur more than once within the next 365 days and notice is given to Tenant on each occasion, whether or not such event is cured within the applicable grace period;

then in any such case (1) if such Default shall occur prior to the Term Commencement Date, this Lease shall ipso facto, and without further act on the part of Landlord, terminate, and (2) if such Default shall occur after the Term Commencement Date, Landlord may terminate this Lease by notice to Tenant, and thereupon this Lease shall come to an end as fully and completely as if such date, were the date herein originally fixed for the expiration of the Term of this Lease (Tenant hereby waiving any rights of redemption) and Tenant will then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided.

In any such case, Landlord and the agents and servants of Landlord lawfully may, in addition to and not in derogation of any remedies from any preceding breach of covenant, immediately or at any time thereafter and without demand or notice and with or without process of law (forcibly, if necessary) enter into and upon the Premises or any part thereof in the name of the whole or mail a notice of termination addressed to Tenant at the Premises, and repossess the same as of Landlord’s former estate and expel Tenant and those claiming through or under Tenant and remove its and their effects without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rent or prior breach of covenant, and upon such entry or mailing as aforesaid this Lease shall terminate, Tenant hereby waiving all statutory rights (including, without limitation, rights of redemption, if any, to the extent such right may be lawfully waived) and Landlord, without notice to Tenant, may store Tenant’s effects, and those of any person claiming through or under Tenant at the expense and risk of Tenant, and, if Landlord so elects, may sell such effects at public auction or private sale and apply the net proceeds to the payment of, all sums due to Landlord from Tenant, if any, and pay over the balance, if any, to Tenant.

24.2Remedies

In the event that this Lease is terminated under any of the provisions contained in Section 24.1 or shall be otherwise terminated for breach of any obligation of Tenant, Tenant covenants to pay forthwith to Landlord, as compensation, the excess of the total rent reserved for the residue of the Term over the rental value of the Premises for said residue of the Term. In calculating the rent reserved there shall be included, in addition to Fixed Rent, Additional Rent and other charges payable hereunder, the value of all other considerations agreed to be paid or performed by Tenant for said residue. Tenant further covenants as an additional and cumulative obligation after any such termination to pay punctually to Landlord all the sums and perform all the obligations which Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated. In calculating the amounts to be paid by Tenant pursuant to the next preceding sentence, Tenant shall be credited with any amount paid to Landlord as compensation as in this Section 24.2 provided and also with the net proceeds of any rent obtained by Landlord by reletting the Premises, after deducting all Landlord’s expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, fees for legal services and expenses of preparing the Premises for such reletting, it being agreed by Tenant that Landlord may (i) relet the Premises or any part or parts thereof, for a term or terms which may at Landlord’s option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term or the option term, as the case maybe, and may grant such concessions and free rent as Landlord in its sole judgment considers advisable or necessary to relet the same and (ii) make such alterations, repairs and decorations in the Premises as Landlord in its sole judgment considers advisable or necessary to relet the same, and no action of Landlord in accordance with the foregoing or failure to relet or to collect rent under reletting shall operate or be construed to release or reduce Tenant’s liability as aforesaid.

In lieu of any other damages or indemnity and in lieu of full recovery by Landlord of all sums payable under all the foregoing provisions of this Section 24.2, Landlord may by written notice to Tenant, at any time after this Lease is terminated under any of the provisions contained in Section 24.1 or is otherwise terminated for breach of any obligation of Tenant and before such full recovery, elect to recover, and Tenant shall thereupon pay, as liquidated damages, an amount equal to the aggregate of the Fixed Rent and Additional Rent accrued in the twelve months ended next prior to such termination plus the amount of rent of any kind accrued and unpaid at the time of termination or loss of possession, whichever is earlier, and less the amount of any recovery by Landlord under the foregoing provisions of this Section 24.2 up to the time of payment of such liquidated damages. Nothing contained in this Lease shall however, limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

24.3Remedies Cumulative

Any and all rights and remedies which Landlord may have under this Lease, and at law and equity, shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time insofar as permitted by law.

24.4Remedying Defaults

Landlord may, but shall not be obligated to, cure, at any time, without notice, any Default by Tenant under this Lease; and whenever Landlord so elects, all costs and expenses incurred by Landlord, including reasonable attorneys’ fees, in curing a default shall be paid by Tenant to Landlord on demand, together with interest thereon at a rate equal to 3% over the prime rate in effect from time to time at Bank of America, N.A. (or any successor thereto) (“Bank”) but in no event less than 15% per annum) as an additional charge. Any payment of Fixed Rent, Additional Rent or other sums payable hereunder not paid when due shall, at the option of Landlord, bear interest at a rate equal to 3% over the prime rate in effect from time to time at Bank (but in no event less than 15% per annum) from the due date thereof and shall be payable forthwith on demand by Landlord, as an additional charge from the date of payment by Landlord to the date of payment by Tenant.

24.5Effect of Waivers of Default

Any consent or permission by Landlord to any act or omission which otherwise would be a breach of any covenant or condition herein, or any waiver by Landlord of the breach of any covenant or condition herein, shall not in any way be held or construed (unless expressly so declared) to operate so as to impair the continuing obligation of any covenant or condition herein, or otherwise except as to the specific instance, operate to permit similar acts of omission.

24.6 No Waiver, etc.

The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed to have been waiver of such breach by Landlord, or by Tenant, unless such waiver be in writing signed by the party to be charged. No consent or waiver, express or implied, by Landlord to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any breach of the same or any other agreement or duty.

24.7No Accord and Satisfaction

No acceptance by Landlord of a lesser sum than the Fixed Rent, Additional Rent or any other charge then due shall be deemed to be other than on account of the earliest installment of such rent or charge due, nor shall any endorsement or statement on any check or letter accompanying any check or payment as rent or other charge be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or pursue any other remedy in this Lease provided.

25.	RECORDING

Tenant agrees that it will not record this Lease; however, Landlord shall, at the time it executes this Lease, execute and deliver a Notice of Lease in the form attached hereto and incorporated herein as Exhibit C, which may be recorded by Tenant at Tenant’s sole cost and expense, in the Suffolk County Registry of Deeds.   Simultaneously with the execution of such Notice of Lease, the parties shall execute a Release of the Memorandum of Lease (in the form attached hereto as Exhibit D) to be held in escrow by Landlord’s attorney, Robert M. Schlein, Esq. (or by any such other attorney designated by Landlord pursuant to a written notice to Tenant given pursuant to the terms hereof), which may be recorded solely in the event of expiration or earlier termination of this Lease pursuant to the terms hereof.

26.	TENANT’S COVENANTS

Tenant covenants and agrees as follows:

(a)To perform promptly all of the obligations of Tenant set forth in this Lease; to pay when due all Rent, Fixed or Additional, and all charges which by the terms of this Lease are to be paid by Tenant.

(b)To pay all costs for utilities not supplied by Landlord and charged directly to Tenant by the utility companies.

(c)To use the Premises only for the Permitted Use; and to conduct its business in a reputable manner and in compliance with all laws, regulations, ordinances, by-laws and codes.

(d)To pay all costs on demand for all loss or damage suffered or incurred by Landlord caused by any nuisance or neglect suffered on the Premises due to Tenant, and Tenant’s agents, employees, invitees or assigns, subject to the waiver of subrogation provision in Section 16(c).

(e)To keep all refuse, rubbish and debris in covered containers.

(f)To permit Landlord and its agents to examine the Premises at reasonable times and to show the Premises to prospective tenants commencing nine (9) months prior to the expiration of this Lease.

(g)To pay on demand Landlord’s expenses, including reasonable attorneys’ fees, incurred in enforcing any obligation of Tenant under this Lease or in curing any default by Tenant. Notwithstanding the above, in the event of any litigation between the parties related to this Lease, the losing party shall reimburse the prevailing party for its reasonable attorneys’ fees and court costs.

(h)Not to injure, overload, deface or otherwise harm the Premises; not to commit any nuisance; not to permit the emission of any objectionable odor; nor make any use of the premises which will increase the cost of Landlord’s insurance; (unless Tenant pays for any such increased cost); not to sell or display merchandise in or store or dispose of trash or refuse on or otherwise obstruct tile driveways, walks, halls, parking areas.

(i)Not to suffer or permit strip or waste.

(j)Not to permit any use that may be deemed obnoxious to any other tenants in the Building or create a public or private nuisance.

(k)Not to place or maintain any merchandise, vending machines or other articles for the sale of goods or services on any sidewalk, ways adjacent to the Premises, or elsewhere on the exterior thereof.

(l)Not to use or permit any sound apparatus for reproduction or transmission of music or sound which shall be audible beyond the physical interior of the Premises occupied by such Tenant.

(m)At the expiration of the Term or earlier termination of this Lease; to surrender all keys to the Premises, to remove all of its trade fixtures and personal property in the Premises, to remove such installations made by it as Landlord may request pursuant to Section 14(a) and all Tenant’s signs wherever located, to repair all damage caused by such removal and to yield up the Premises (including all installations and improvements made by Tenant except for such of said installations or improvements as Landlord shall request Tenant to remove), broom-clean and in the same good order and repair in which Tenant is obliged to keep and maintain the Premises by the provisions of the Lease, reasonable wear and tear and casualty damage excepted. Any property not so removed shall be deemed abandoned and may be removed and disposed of by Landlord in such manner as Landlord shall determine and Tenant shall pay Landlord the entire cost and expense incurred by it in effecting such removal and disposition and in making any incidental repairs and replacements to the Premises. Tenant shall further indemnify Landlord against all loss, cost and damage resulting from Tenant’s failure and delay in surrendering the Premises as above provided.

(n)Tenant shall not place any signs on or about the Premises that are visible from without the Premises. Without Landlord’s prior written consent, Tenant shall not install any drapes or blinds within the Premises that are visible from without the Premises.

27.	LANDLORD’S LIABILITY

In no event shall Landlord be liable for any breach of covenant during the Term of this Lease unless the same shall occur during and within the period of time that it is the record owner of and seized of and in possession of the Building of which the Premises are a part.

In no event and under no circumstances shall Landlord be liable to Tenant for any consequential damages in connection with any act of Landlord, its agents or servants, and the placement by Tenant of any goods, wares and merchandise in the Premises or any area permitted by Landlord in the building of which the Premises are a part shall be at the sole risk and hazard of Tenant.

Notwithstanding anything to the contrary contained in this Lease, it is specifically understood and agreed that the monetary liability of any Landlord hereunder shall be limited to its equity in the Building in the event of a breach by Landlord of any of the terms, covenants or conditions of this Lease to be performed by Landlord and no individual, trust, trustee, beneficiary, corporation or shareholder shall have any personal liability. In furtherance of the foregoing, Tenant hereby agrees that any judgment it may obtain against Landlord as a result of a breach of any of the terms, covenants or conditions hereof by Landlord shall be enforceable solely against Landlord’s fee interest in the Building.

28.	FORCE MAJEURE

In any case where either party is required to do any act, the time for the performance thereof shall be extended by a period equal to any delay caused by or resulting from Acts of God, war, civil commotion, fire or other casualty, strike or other labor difficulties, shortages of, or inability to obtain, labor, materials or equipment, governmental regulations or other cause beyond such party’s reasonable control, whether such times be designated by a fixed time or a “reasonable time”. This clause shall not be applicable to any payment of rent or other charges due from Tenant to Landlord.

29.	MECHANICS’ LIENS

Tenant will not permit any mechanics’ or materialmens’ or other liens to stand against the Premises, the Building or the land on which the Building is located for, and shall promptly pay all costs and expenses of, any labor or materials furnished Tenant in connection with work of any character performed on said Premises by or at the direction of Tenant.

30.	DEFINITIONS

The words “Landlord” and “Tenant” as used herein shall include their respective heirs, executors, administrators, successors, representatives, assigns, invitees, agents, and servants; the words “it”, “he” and “him” where applicable shall apply to Landlord or Tenant regardless of gender, number, corporate entity, trust or other body. If more than one party signs this Lease as Tenant, the covenants, conditions and agreements of Tenant shall be joint and several obligations of each party.

31.	SEPARABILITY CLAUSE

If any provision in this Lease (or portion of such provision) or the application thereof to any person or circumstance is held invalid, the remainder of the Lease (or the remainder of such provision) and the application thereof to other persons of circumstances shall not be affected thereby.

This Lease may be executed in any number of counterparts and each fully executed counterpart shall be deemed an original.

32.	NOTICES

All notices required or permitted hereunder shall be in writing and shall be deemed duly served if and when mailed by a generally recognized overnight delivery service or courier, each of which must provide evidence of delivery or by registered or certified mail, postage prepaid, addressed, if to Tenant, to the Premises with a copy by email to jared@upstatement.com or to such other address as Tenant shall have last designated by notice in writing to Landlord, and if to Landlord, at c/o The Winhall Companies, 129 South Street, Boston, Massachusetts 02111, (with a copy thereof to Prince Lobel Tye LLP, 100 Cambridge Street, Suite 2200, Boston, Massachusetts, 02114, Attn: Robert M. Schlein, Esquire) or such other address as Landlord shall have last designated by notice in writing to Tenant. Any notice so mailed shall be deemed received when delivered but in any event no more than three (3) days after the date of the mailing of such notice.

33.	BROKERAGE

Landlord and Tenant warrant and represent to each other that each has not dealt directly or indirectly with any person who is or will be entitled to a commission in connection with this transaction other than the Broker set forth in the Reference Data and shall indemnify and save each other harmless against any claims for a commission made by any such other person with whom either party has so dealt. Landlord shall be obligated to pay the commission due to the Broker.

34.	ESTOPPEL CERTIFICATES

Each party agrees, at any time and from time to time, as requested by the other party, upon not less than ten (10) days prior notice, to execute and deliver to the other a statement that this Lease is unmodified and in full force and effect (or if there have been modifications that the same is in full force as modified and stating the modifications), certifying the dates to which the Fixed Rent and Additional Rent have been paid, and stating whether If not, to the best knowledge of, the signer, the other party is in default in the performance of any of his obligations under this Lease, and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant hereto may be relied upon by others with whom the party requesting such certificate may be dealing.

35.	SECURITY DEPOSIT

Upon the date of execution of this Lease, Tenant shall pay to Landlord as a security deposit the Security Deposit Amount set forth in the Reference Data, and said security deposit shall be held by Landlord as security for the performance by Tenant of all of its covenants and obligations hereunder. If Tenant shall fail to perform any of its obligations under this Lease, Landlord may, but shall not be obligated to, apply said security deposit to the extent necessary to cure the default, and Tenant shall be obligated to reinstate said security deposit to the original Security Deposit Amount, within three (3) business days of Landlord’s demand. Landlord shall have no obligation to pay interest on any security deposit received by Landlord from Tenant and shall not be required to place said security deposit in a separate account.   If Landlord conveys Landlord’s interest under this Lease, the security deposit, or any part thereof not previously applied, may be turned over by Landlord to Landlord’s grantee, and, if so turned over, Tenant agrees to look solely to such grantee for proper application of the security deposit in accordance with the terms of this Section 35, and the return thereof in accordance herewith. Landlord shall retain a reasonable estimate of year end adjustments for Operating Costs and Taxes until such costs are determined, but shall otherwise return any unapplied portion of the security deposit to Tenant within forty-five (45) days after the later to occur of: (a) Term Expiration Date or earlier termination date or (b) the date Tenant surrenders the Premises to Landlord in compliance with Section 26(m). Within thirty (30) days after determination of the final Operating Costs and Taxes, Landlord shall return any unapplied portion of the retained security deposit to Tenant.

36.	LANDLORD’S DEFAULT

In the event of any default by Landlord, Tenant shall provide Landlord with written notice of the nature of such default, and Landlord shall thereupon have a period of thirty (30) days after the date of such notice within which to cure such default, unless such default is one which cannot be cured within such thirty (30) day period and Landlord within such thirty (30) day period shall have commenced and thereafter shall have the continued diligently to prosecute all actions necessary to cure such default. If Landlord shall fail to timely cure such default as aforesaid, Tenant, to the fullest extent permitted by law, shall have the right to maintain any and all actions at law or suits in equity or other proper proceedings (including the right to injunctive relief) to enforce the curing or remedying of such default or for damages resulting from such default provided in no event shall Tenant be entitled to offset any claims against the rent due hereunder or terminate this lease.

37.	SUBSTITUTE SPACE

Intentionally deleted.

38.	HOLDING OVER

Any holding over by Tenant after the expiration or earlier termination of the Term of this Lease shall be treated as a daily tenancy at sufferance at a rate equal to twice the then fair rental value of the Premises but in no event less than twice the sum of (i) Fixed Rent and (ii) Escalation Charges in effect on the date immediately preceding such expiration or earlier termination date. Tenant shall also pay to Landlord all damages, direct and/or indirect (including any loss of a tenant or rental income), sustained by reason of any such holding over. Otherwise, such holding over shall be on the terms and conditions set forth in this Lease as far as applicable (except there shall be no options to extend the Term if any be contained in this Lease).

39.	TENANT’S SIGNAGE

Landlord, at Landlord’s expense, shall provide Tenant with building standard directory signage, main lobby signage and elevator lobby signage on Tenant’s floor as well as signage on the main entrance to the Premises. No sign, advertisement or notice shall be affixed to or placed upon any part of the Premises, Building or Property by Tenant, except in such location and manner and of such size, design and color as shall be previously approved by Landlord, in writing. Any sign, advertisement or notice so placed or affixed shall comply with all applicable laws, regulations and restrictions.   If Tenant erects a sign without Landlord’s prior approval, then Landlord may remove it and repair any damage caused by the installation or removal of the sign at Tenant’s sole cost and expense. Tenant shall pay to Landlord such costs and expenses within five (5) days of a submission of a bill by Landlord. Tenant shall have the right, at Tenant’s expense, to install signage within the Premises, subject to Landlord’s prior written approval, not to be unreasonably withheld.

40.	EXTENSION TERM

(a)Provided that, at the time of such exercise and at the time of commencement of such Extended Term, this Lease is still in full force and effect without a Default by Tenant and Tenant continues to occupy the Premises for its own business purposes, Tenant shall have the right and option (the “Extension Options”) to extend the Term of this Lease for one (1) extended term of five (5) years (the “Extended Term”). The Extended Term shall commence on the day immediately succeeding the Term Expiration Date, and shall end on the day immediately preceding the fifth anniversary of the first day of such Extended Term. Tenant shall exercise its Extension Option for the Extended Term by giving written notice to Landlord of its desire to do so no earlier than two hundred ten (210) days, nor later than one hundred twenty (120) days, prior to the Term Expiration Date. The giving of such notice by Tenant shall automatically extend the Term of this Lease for the Extended Term, and no instrument of renewal need be executed. In the event that Tenant fails to give such notice to Landlord this Lease shall automatically terminate at the end of the initial Term, and Tenant shall have no further option to extend the Term of this Lease. The Extended Terms shall be on all the terms and conditions of this Lease, except that (i) during any Extended Term, the extension provisions of this Section to the extent already exercised shall not be effective, (ii) that the Fixed Rent in effect for the Extended Term shall be at the greater of: (A) the Fixed Rent for the last year of the immediately preceding Term, or (B) the fair market rental rate for comparable buildings in the Downtown Central Business District of the City of Boston area for a size comparable to the Premises during the Extended Term (the “Fair Market Base Rental Rate”)

(b)The Fixed Rent for the Extended Term shall be determined as follows. Within thirty (30) business days of Tenant’s exercise of its Extension Option, Landlord agrees to provide Tenant with Landlord’s determination (“Landlord’s Determination”) of the Fair Market Base Rental Rate. Any

determination of the Fair Market Base Rental Rate, whether by Landlord or Tenant, shall include a statement of the elements of rent included in such determination (whether tenant improvement allowances, free rent, common area cost allowances, or otherwise) sufficient to permit a calculation of the effective rent for the Premises. If Tenant does not agree with Landlord’s Determination, Tenant shall provide Landlord with notice of its determination of the Fair Market Base Rental Rate (“Tenant’s Determination”) within thirty (30) days of Tenant’s receipt of Landlord’s Determination; if Tenant fails to provide Landlord on a timely basis with Tenant’s Determination as set forth herein, Tenant will be deemed to have agreed to Landlord’s Determination which then shall constitute the basis for determining the Base Rent for the Extended Term. Except as set forth in subparagraph (c) below, if Landlord’s Determination and Tenant’s Determination are different and Landlord and Tenant are unable to agree upon the Fair Market Base Rental Rate within thirty (30) days of Landlord’s receipt of Tenant’s Determination, the parties shall within fifteen (15) days after the end of such 30-day period, together appoint a mutually acceptable arbitrator or, if they are unable to agree upon such an arbitrator, shall apply to the American Arbitration Association for the designation of an arbitrator located in the Boston, Massachusetts metropolitan area to render a final determination of the Fair Market Base Rental Rate (the “Arbitrator”). Unless otherwise agreed by the parties, the Arbitrator shall be a real estate appraiser or consultant who shall be a M.A.I. member and who shall have at least fifteen (15) years continuous experience in the business of appraising commercial office buildings in the greater Boston area. The Arbitrator shall conduct such hearings and investigations as the Arbitrator shall deem appropriate and shall, within sixty (60) days after having been appointed, choose either Landlord’s Determination or Tenant’s Determination, and that choice by the Arbitrator shall be final and binding upon Landlord and Tenant. The party whose Determination is not chosen shall pay all the fees and expenses of the Arbitrator. The Arbitrator shall not have the power to add to, modify or change any of the provisions of this Lease.

(c)In the event that the determination of the Fair Market Base Rental Rate set forth in Landlord’s Determination and Tenant’s Determination shall differ by less than five percent (5%) per rentable square foot per annum for each year during the Extended Term, then the Fair Market Base Rental Rate shall not be determined by arbitration but shall instead be set by taking the average of the parties’ Determinations.

(d)If for any reason the Fair Market Base Rental Rate shall not have been determined prior to the commencement of the Extended Term, then, until the Fair Market Base Rental Rate shall have been finally determined, the Fixed Rent shall remain the same as payable during the last year of the term immediately preceding such Extended Term. Upon final determination of the Fair Market Base Rental Rate, an appropriate adjustment to the Fixed Rent shall be made reflecting such final determination and Landlord or Tenant, as the case may be, shall promptly refund or pay to the other any overpayment or deficiency, as the case may be, in the payment of Fixed Rent from the commencement date of the Extended Term to the date of such final determination.

41.	ROOF RIGHTS

Provided that Tenant does not need to access the fourth (4th) floor space to complete any work, Tenant shall have the right to construct a roof deck on the fourth (4th) floor roof at any time during the Lease Term. There shall be no rent charged on the roof deck and the area of the roof deck shall not be included in the area of the Premises for purposes of calculating Tenant’s Proportionate Share. Such construction shall be at Tenant’s sole cost and expense. Tenant shall not commence such construction until it receives (a) Landlord’s prior written consent of Tenant’s plans for the roof deck, such consent shall not be unreasonably withheld, provided that Landlord’s consent shall not be deemed to be unreasonably withheld if Landlord’s refusal to provide written consent is related to concerns regarding the design, contractor, required structural upgrades, materials or construction methods disclosed in such plans and (b) at Tenant’s sole cost and expense, any and all required governmental approvals in connection with such construction. Landlord makes no representation or warranty that construction of a roof deck is possible. In order to obtain Landlord’s consent, Tenant shall provide reasonably detailed plans for the construction of the roof deck. In the event that structural upgrades are required in connection with the proposed construction of the roof deck, Tenant shall be responsible for such upgrades, subject to Landlord’s prior written consent of such upgrades. Tenant shall be solely responsible for maintaining any roof deck constructed pursuant to the provisions of this Section 41 in good order and condition throughout the Term of the Lease, and any extension thereof. Tenant shall not be allowed to perform any modifications or alterations to any such roof deck without Landlord’s prior written consent. Landlord shall have the right of prior approval for any contractor or architect involved with such roof deck. Such construction shall be performed in a manner that will not void Landlord’s roof warranty, if applicable. Tenant shall promptly repair any damage caused to the roof and/or any other portion of the Building by such construction, to Landlord’s reasonable satisfaction. Prior to commencing such construction, Tenant shall provide Landlord with (i) copies of all required permits, licenses and authorizations, which Tenant shall maintain at all times during the Term of the Lease and any extension thereof; and (ii) a certificate of insurance evidencing insurance coverage as required by this Lease and any other insurance reasonably required by Landlord in connection with the installation and use of the roof deck. Landlord shall not be obligated to perform any work or incur any expense to prepare the fourth (4th) floor roof or any other portions of the Building for Tenant’s use thereof.   Once the roof deck has been installed by Tenant, upon Landlord’s request, Tenant shall deliver to Landlord an “as built” plan depicting the precise location and details of the roof deck.

42.	HAZARDOUS MATERIALS

Landlord, and not Tenant, shall be responsible for all remediation costs in the event that any toxic waste, asbestos containing material, hazardous materials, petroleum or petroleum by-products is found and are required to be remediated by applicable law on, under or about the Premises, except for contamination found on, under or about the Premises caused by Tenant, its employees, agents, invitees, or contractors. Landlord, and not Tenant, shall be responsible for all remediation costs in the event that any mold is found on, under or about the Premises, except in the event such mold found on, under or about the Premises is caused by Tenant, its employees, agents, invitees, or contractors. Any such mold remediation shall be conducted in a prudent business manner, as reasonably determined by Landlord.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the Execution Date set forth in the Reference Data.

PORTLAND NORTH LLC (Landlord)

By:	s/s Kenneth Epstein
Name:	Kenneth Epstein
Title:	Manager

By:	s/s Richard Epstein
Name:	Richard Epstein
Title:	Manager

UPSTATEMENT, LLC (Tenant)

By:	/s/ Jared Novack
Name:	Jared Novack
Title:	Managing Manager

LEASE EXHIBIT A

(PLAN OF PREMISES)

Harlig white upper
numerar beech countertops
island
wood laminate
DISHWASHER
under counter
FRIDGE
KITCHEN
DN
STAIR
UP
RESTROOM
JAN.
RESTROOM
ELEC
ELEV.
CLOSET
STAIR
DN
UP
12'-6"
16'-6"
STORAGE
2'-10"
CONF.
9'-2½"
9'-11"
CONF.
6'-8"
23'-6"
CONF.
9'-6½"
CONFERENCE
12'-6"
16'-6"

ANALOGUE STUDIO

Upstatement
133 Portland Street, Boston, MA

DATE: 26 NOVEMBER 2014
TITLE: 5TH FLOOR FIT PLAN
SCALE: 3/32"=1'-0"

ANALOGUE STUDIO, LLC
21 DRYDOCK AVENUE, 6TH
BOSTON, MA 02210
T|F 617.440.7568
WWW.ANALOGUESTUDIO.COM

2086046.22	1

LEASE - EXHIBIT B

(The Work)

Landlord will, configure the space per the plan attached hereto as Exhibit A of the Lease and entitled “Lease Exhibit A (The Plan)”.

Landlord at its sole expense will:

1.	The exterior walls of the 4 conference rooms shall consist of 8’ tall 3/8” thick glass panels in aluminum effect top and bottom track. Above the glass panels, sheet rock soffit will be installed.
2.	The doors used throughout the space (including into the 4 conference rooms), shall be paint grade wood doors, to be painted in Tenant’s chosen colors.
3.	Within the enclosed rooms, a 2x2 drop ceiling with Cree AR 2x2 series LED troffer lighting will be installed.
4.	The ceiling in the open space will be left exposed and painted.
5.	Bartco IEL5 series pendant fixtures shall be installed in the open ceilings.
6.	Flat painted AC ductwork will be used throughout.
7.

The kitchen (shown on Exhibit A to the Lease) will consist of IKEA Harlig White, upper and lower cabinetry complete with IKEA Numerar countertops. Landlord’s Work shall include the purchase and installation of the Tenant approved dishwasher (subject to a$500.00 allowance for the cost of the dishwasher). Tenant will provide the refrigerator at its expense. Landlord will provide hot and cold water to the kitchen.

8.

Additionally, Landlord shall prepare at its sole expense the 1,370 square foot area where wood laminate flooring will be installed to make it ready for the wood laminate flooring. Landlord will provide a Tenant Improvement Allowance of $7.00/psf for 1,370 square feet ($9,590.00) for the wood laminate flooring area consisting of 1,370 square feet. The balance of the Premises will receive Building Standard carpet.

9.	Landlord will prep the floors for the acceptance of carpet and install vinyl base throughout.
10.	The bathrooms will be reconstructed.
11.	Landlord shall provide one (1) floor core unit in the main conference room.
12.	Landlord shall provide a total of (3) ceiling outlets.

Unless otherwise specified, all work shall be performed using Building standard materials and construction methods. The costs of any work or finishes which Tenant requires that are above Building standard shall be promptly reimbursed by Tenant.

Notwithstanding anything to the contrary Landlord, at its expense, shall build-out the entire Premises using Landlord’s standard materials and construction methods except as specified above and pursuant to the plan attached hereto as Exhibit A. Pursuant to the terms of the Lease, this is a “turn-key” job at Landlord’s expense. Landlord work shall include HVAC, VAV box, distribution system, thermostats to heat and cool the premises, lighting, (LED and fluorescent bulbs where possible), sprinkler system, exit lighting, and finishings as set forth in this Exhibit B. The construction standards utilized shall be those used in the Connective Next space shown to Tenant’s representative. The space layout is generally set forth in Exhibit A. The dimensions of the interior offices and storage and the exact location of the offices and improvements may change, provided that the parties agree that the dimensions of interior offices and storage space as well as the exact location of offices and improvements may be adjusted, however the layout of the Premises and the amount of glass used shall be largely in accordance with the Plan attached as Exhibit A. Additional costs due to changes to the space layout or extra improvements will be at Tenant’s expense. All other costs

2086046.22	2

will be at Landlord’s expense. Landlord will obtain any required Certificate of Occupancy as part of its work.

Promptly after the Execution Date, Landlord shall cause its architect to prepare a space design plan which shall show the Landlord’s Work in reasonable detail consistent with the Plan attached as Exhibit A (“Space Plan”). The Space Plan shall be subject to Tenant’s approval, which shall not be unreasonably withheld, conditioned or delayed. The Space Plan shall depict the space layout of the Premises and shall indicate the placement of offices, outlets, switches and other items to be incorporated into the Landlord Work. The fixtures and finishes shall be as set forth in this Exhibit B.

2086046.22	3

LEASE - EXHIBIT C

(Notice of Lease)

2086046.22	4

NOTICE OF LEASE

In accordance with the provisions of Massachusetts General Laws, Chapter 183, Section 4, notice is hereby given of the below described Lease Agreement (the “Lease”).

PROPERTY ADDRESS: 133-137 Portland Street, Boston, MA

LANDLORD:	Portland North LLC, a Massachusetts limited liability company

LESSEE:	Upstatement, LLC, a Massachusetts limited liability company

DESCRIPTION OF PREMISES:

The Premises consists of approximately 4,443 rentable square feet of space on the fifth floor of the Building located on the Property commonly known as 133 Portland Street, Boston, Massachusetts. The Property is more particularly described in Exhibit A attached hereto.

For Landlord’s title to the Property, reference is herein made to Deed dated December 9, 2013 and recorded at the Suffolk County Registry of Deeds on December 10, 2013 at Book 52455, Page 130.

EXECUTION DATE:	January , 2015

TERM OF LEASE:	Seven (7) years and three (3) months.

LEASE TERM DATES:

The Term shall commence three (3) days after delivery of the Premises to Tenant with Landlord’s Work substantially complete (as defined in the Lease) and, subject to the provisions of the Lease, shall expire seven (7) years and three (3) months thereafter.

RIGHTS OF EXTENSION:	Tenant has the option to extend the term of the Lease for one (1) additional and successive five-year term, as provided in the Lease.

NOTICE OF LEASE:

This Notice of Lease is intended to constitute a notice of the referenced Lease for recording purposes only. In the event of any conflict or inconsistency between this Notice of Lease and the executed Lease, the executed Lease shall govern and control.

TENANT:		LANDLORD:
Upstatement, LLC		Portland North LLC

By:	/s/ Jared Novack	By:	/s/ Kenneth Epstein
Name:	Jared Novack	Name:	Kenneth Epstein
Title:	Manager Duly Authorized	Title:	Manager Duly Authorized
Date:	Feb 4th, 2015	Date:	Feb 4th 2015

2086046.22	5

COMMONWEALTH OF MASSACHUSETTS		)
) ss.
COUNTY OF	Suffolk	)

On this 4th        day   of   January,   2015,   before   me, the undersigned notary public, personally appeared Jared Novack           (name of document signer), proved to me through satisfactory evidence of identification, which were REDACTED           (source of identification) to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he/she signed it voluntarily for its stated purpose as Manager of Upstatement, LLC.

s/s Karen J Rupa
Notary Public
Print Name	Karen J Rupa
My commission expires	April 16, 2015

(Use this space for notary stamp/seal)

COMMONWEALTH OF MASSACHUSETTS		)
) ss.
COUNTY OF	Suffolk	)

On this 4th       day   of   January,   2015,   before   me, the undersigned notary public, personally appeared Jared Novack                    (name of document signer), proved to me through satisfactory evidence of identification, which were REDACTED                  (source of identification) to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he/she signed it voluntarily for its stated purpose as Manager of Portland North LLC.

s/s Karen J Rupa
Notary Public
Print Name	Karen J Rupa
My commission expires	April 16, 2015

(Use this space for notary stamp/seal)

2086046.22	6

Notice of Lease Exhibit A

Legal Description

The Property is legally described as follows:

2086046.22	7

LEASE - EXHIBIT D

(Release of Notice of Lease)

2086046.22	8

PROPERTY ADDRESS: 133-137 Portland Street, Boston, MA

RELEASE OF NOTICE OF LEASE

This Release of Notice of Lease between           Portland North LLC (“Landlord”) and Upstatement, LLC (“Tenant”).

Landlord and Tenant entered into a Lease (“Lease”) regarding a portion of the property located at 133 Portland Street, Boston, Massachusetts (the “Property”). The Property is more particularly described on Exhibit A attached hereto and incorporated herein.

The Notice of Lease dated February 4th, 2015 was recorded in the Suffolk County Registry of Deeds in Book          , Page          .

The Lease has been terminated and is null and void as of, 20.

Landlord and Tenant desire to record this Release of Notice of Lease to put all persons on notice that the Lease is no longer in force or effect. Seller and Purchaser authorize and direct the Registry of Deeds to record this Release. Tenant’s interest in the Property is terminated and released.

EXECUTED under seal this 4th day of January, 2015.

TENANT:		LANDLORD:
Upstatement, LLC		Portland North LLC

By:	/s/ Jared Novack	By:	/s/ Kenneth Epstein
Name:	Jared Novack	Name:	Kenneth Epstein
Title:	Manager	Title:	Manager
	Duly Authorized		Duly Authorized
Date:	Feb 4th, 2015	Date:	Feb 4th 2015

2086046.22	9

COMMONWEALTH OF MASSACHUSETTS		)
) ss.
COUNTY OF	Suffolk	)

On this 4th      day   of   January,   2015,   before   me, the undersigned notary public, personally appeared Jared Novack          (name of document signer), proved to me through satisfactory evidence of identification, which were REDACTED          (source of identification) to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he/she signed it voluntarily for its stated purpose as Manager of Upstatement, LLC.

s/s Karen J Rupa
Notary Public
Print Name	Karen J Rupa
My commission expires	April 16, 2015

(Use this space for notary stamp/seal)

COMMONWEALTH OF MASSACHUSETTS		)
) ss.
COUNTY OF	Suffolk	)

On this 4th      day   of   January,   2015,   before   me, the undersigned notary public, personally appeared Jared Novack            (name of document signer), proved to me through satisfactory evidence of identification, which were REDACTED            (source of identification) to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he/she signed it voluntarily for its stated purpose as Manager of Portland North LLC.

s/s Karen J Rupa
Notary Public
Print Name	Karen J Rupa
My commission expires	April 16, 2015

(Use this space for notary stamp/seal)

2086046.22	10

Release Notice of Lease

Exhibit A Legal Description

The Property is legally described as follows:

1
2250946.1		UPSTATEMENT LLC – FIRST AMENDMENT – 133 PORTLAND

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “First Amendment”) is made and entered into as of the date the last Party signs below (the “Effective Date”), by and between PORTLAND NORTH LLC, a Massachusetts limited liability company (“Landlord”), and UPSTATEMENT, LLC, a Massachusetts limited liability company (“Tenant”). Landlord and Tenant are sometimes hereinafter referred to as “Party” or collectively referred to as the “Parties”.

R E C I T A L S :

A.Landlord and Tenant entered into that certain Lease, dated January 26, 2015 (the “Lease”), pursuant to which Landlord leased to Tenant and Tenant leased from Landlord that certain office space (the “Premises”) containing approximately 4,443 rentable square feet of space located on the fifth (5th) floor of that certain building located at 133 Portland Street, Boston, MA (the “Building”).

B.Landlord and Tenant now desire to amend the Lease to: (i) acknowledge the agreement of the Parties that Landlord will partially fund construction of the roof deck and Tenant’s repayment obligations; and (ii) modify various terms and provisions of the Lease, all as hereinafter provided.

C.All capitalized terms when used herein shall have the same meanings given such terms in the Lease unless expressly superseded by the terms of this First Amendment.

NOW THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Recitals. The foregoing Recitals are true and correct and are incorporated herein by reference as though set forth in detail.

2.	Roof Deck.

(a)The Premises shall be deemed to include the roof deck on the fourth floor roof, if Tenant elects to construct such roof deck. Notwithstanding the foregoing, although the roof deck shall be part of the Premises, the square footage of any such roof deck shall not be included in the determination of rent and shall not be included in the area of the Premises for purposes of calculating Tenant’s Proportionate Share. Tenant shall have exclusive use of such roof deck.   All of the terms and provisions of the Lease regarding the Premises shall be applicable to the roof deck, except as expressly set forth herein.

(b)Landlord has agreed to construct the roof deck. Tenant shall have the right to repay any outstanding balance of such amount to Landlord at any time. The amount owed by Tenant to Landlord under this provision shall be deemed Additional Rent under the Lease.

3.Broker. Landlord and Tenant hereby represent and agree that they have neither communicated nor dealt with any real estate broker or agent in connection with the First Amendment or the transaction contemplated herein and that no broker or agent is entitled to any commission or any other remuneration on account of this transaction. Landlord and Tenant agree that if either has communicated or dealt with any other real estate broker or agent who makes a claim for commission in connection with this transaction,

2
2250946.1		UPSTATEMENT LLC – FIRST AMENDMENT – 133 PORTLAND

then the party so communicating or dealing shall indemnify and hold the other party harmless against any costs or expenses, including the cost of defense, resulting from any such claim.

4.No Further Modification. Except as set forth in this First Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect and that, except as expressly amended hereby, the terms and conditions of the Lease are hereby ratified and confirmed. The Lease and this First Amendment, along with any exhibits or attachments, constitute the entire agreement between the Parties relative to the Premises and there are no oral agreements or representations between the parties with respect to the subject matter hereof. The Lease, as amended by this First Amendment, supersedes and cancels all other prior agreements and understandings with respect to the subject matter hereof. This First Amendment shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns.

IN WITNESS WHEREOF, the Parties have caused this First Amendment to be duly executed by their duly authorized representatives as of the Effective Date, as defined hereinabove.

“Landlord”:		“Tenant”:
PORTLAND NORTH LLC,		UPSTATEMENT, LLC
a Massachusetts limited liability company		a Massachusetts limited liability company

By:	/s/ Kenneth Epstein	By:	/s/ Jared Novack
Name:	Kenneth Epstein	Name:	Jared Novack
Title:	A Manager	Title:	Partner
Date:	8/3/15	Date:	August 2, 2015

3
2250946.1		UPSTATEMENT LLC – FIRST AMENDMENT – 133 PORTLAND

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (this “Second Amendment”) is made and entered into as of the date of the last party to sign below (the “Effective Date”), by and between PORTLAND NORTH LLC, a Massachusetts limited liability company (“Landlord”), and UPSTATEMENT, LLC, a Massachusetts limited liability company (“Tenant”).

R E C I T A L S :

A.Landlord and Tenant, entered into that certain Lease dated January 26, 2015 (“Original Lease”) as amended by the First Amendment to Lease dated August   13,   2015 (“First Amendment”, together with the Original Lease, the “Lease”) pursuant to which Landlord leased to Tenant and Tenant leased from Landlord that certain office space containing an agreed upon 4,443 rentable square feet of office space located on the fifth floor (the “Original Premises”) in that certain building located at 133 Portland Street, Boston, Massachusetts (the “Building”).

B.Landlord and Tenant now desire to amend the Lease to: (i) increase the Leased Premises by 4,651 rentable square feet of office space being the fourth floor of the Building; and

(ii) modify various terms and provisions of the Lease, all as hereinafter provided.

C.All capitalized terms when used herein shall have the same meanings given such terms in the Lease unless expressly superseded by the terms of this Second Amendment.

NOW THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Leased Premises. As of the delivery to Tenant of the Additional Space as defined below with the Landlord’s Work substantially complete (the “Revised Commencement Date”) the Original Premises shall be amended from an agreed upon 4,443 rentable square feet of office space to an agreed upon 9,094 rentable square feet of office space (the “Revised Premises”). The space being added to the Premises (the “Additional Space”) is depicted on Exhibit A-2 attached hereto and incorporated herein.   As of the Revised Commencement Date, all references to the “Premises” in the Lease shall be deemed to mean the “Revised Premises”. Notwithstanding the fact that the Additional Space may not have been delivered to Tenant, Tenant will pay Basic Rent on the Additional Space in accordance with the schedule set forth in Section 3 of this Second Amendment to Lease. Landlord anticipates the Additional Space will be substantially complete (as defined in the Lease) by the date that is one hundred twenty (120) days after receipt of all building permits required in connection with the preparation of the Additional Space using Building standard materials, finishes and construction methods. Landlord shall provide Tenant with regular updates on the status of the Additional Space. Tenant may not occupy the Additional Space until after Landlord notifies Tenant that the Additional Space is substantially complete.   The Additional Space shall be delivered by Landlord to Tenant in the condition required under the mutually agreed upon plan and the Work Letter attached hereto and incorporated herein as Exhibit B-2. In the event that Tenant desires Landlord to undertake improvements to the Additional Space other than the work set forth in Exhibit B-2, Landlord and Tenant shall execute a written agreement concerning the scope of such additional work and, Landlord shall not be required to undertake any such additional work unless Landlord and Tenant have executed such an agreement and Tenant shall be solely responsible for all costs and expenses related to such additional work, including, the labor and material costs and the cost of any revisions to plans to

{W12548295.7}	1

accommodate such additional work. The parties hereby acknowledge and agree that Tenant has decided to retain its own architect to prepare fit plans, finish plans and full stair design plans related to the Additional Space. Tenant shall be obligated to pay the Fixed Rent as set forth in Section 3(a) below regardless of whether or not Tenant is in possession of the Additional Space as of the Revised Commencement Date. Landlord shall not be subject to any liability to Tenant nor shall the validity of this Second Amendment be impaired due to such failure to deliver the Additional Space by the Revised Commencement Date.

2.Term. Landlord and Tenant acknowledge that the Term Commencement Date of the Lease is July 31, 2015 and the Term Expiration Date is October 31, 2022. Notwithstanding the foregoing or anything to the contrary set forth in the Lease, effective as of the Revised Commencement Date the Term Expiration Date is revised to be August 31, 2023 (“Revised Term Expiration Date”).

3.	Rent.

(a)Basic Rent. As of the Effective Date, the Rent table set forth in Section 1 of the Lease is deleted in its entirety and replaced with the following:

“Fixed Rent Period	Monthly Fixed Rent 4th Floor	Monthly Fixed Rent 5th Floor	Total Monthly Fixed Rent
Effective Date – 7/31/16

8/1/16-8/31/16
9/1/16-10/31/16
11/1/16-8/31/17
9/1/17-10/31/17
11/1/17-8/31/18
9/1/18-10/31/18
11/1/18-8/31/19
9/1/19-10/31/19
11/1/19-8/31/20
9/1/20-10/31/20
11/1/20-8/31/21
9/1/21-10/31/21
11/1/21-8/31/22
9/1/22-10/31/22
11/1/22-8/31/23

* - Notwithstanding anything in this Lease to the contrary, Tenant shall not be required to pay any Fixed Rent for the Fourth Floor portion of the Revised Premises during August 2016 (the “Rent Abatement Period”). The parties agree that, notwithstanding the foregoing, Tenant shall be responsible for the Fixed Rent applicable to the Fifth Floor portion of the Revised Premises, any Additional Rent charges (including the Taxes and Operating Costs applicable to the Original Premises) and any non-construction utility services, which are applicable for such Rent Abatement Period.”

Notwithstanding anything to the contrary herein, in the event that Landlord has not completed its work within one hundred twenty (120) days after receipt of Building Permits and delivered the Additional Space to Tenant, unless such delay is caused by Tenant and subject to any delays caused by any deviation from the scope of work set forth in Exhibit B-2, then for each day of delayed delivery Tenant shall receive one additional day of Rent abatement for the Fourth Floor portion of the Revised Premises.

(b)Additional Rent. Tenant shall owe Landlord additional rent for the Additional Space, as set forth in the Lease, provided, however that: (i) Tenant’s Proportionate Share for the Additional Space is 15.48%: (ii) the Tax Base applicable to the Additional Space is July 1, 2016-June 30, 2017; (iii) the Base Operating Cost applicable to the Additional Space shall be Calendar Year 2016. Taxes and Operating Costs for the Additional Space shall be calculated pursuant to the terms and provisions of the Lease using the Proportionate Share and Base amounts set forth above. Taxes and Operating Costs for the Original Premises shall be as set forth in the Lease provided, however, commencing November 1, 2022 the Base Year used for the calculation of increases in Operating Costs for the Original Premises shall be calendar year 2016 and the Base Year for the calculation of increases in Taxes for the Original Premises shall be July 1, 2016 – June 30, 2017.

(c)Electricity. The Additional Space is sub-metered. Tenant shall contract with the company supplying electric current, at Tenant’s sole expense, for all electric current required for lighting of the Additional Space, the operation of the VAV boxes servicing the Additional Space and operation of machines and equipment within the Additional Space, said electric current for lighting and equipment operation within the Additional Space is already separately metered. Landlord shall maintain such meter at Landlord’s expense. Tenant shall pay all charges for such separately metered electricity and for telephone/data services used, rendered or supplied upon or in connection with the Additional Space and shall indemnify Landlord against any liability or damage on such account.

4.Security Deposit. Landlord acknowledges that it is currently holding a Security Deposit in the amount of.

Upon the date of execution of this Second Amendment, Tenant shall pay to Landlord as an additional security deposit

that the total Security Deposit being held by Landlord shall be

.

so

5.Space Planning Allowance. Within ten (10) days after Landlord’s approval of the Plans for the Additional Space, Landlord shall reimburse Tenant for its reasonable and documented costs to generate the fit plans, finish plans, and full stair design plans related to the

Tenant is responsible, at its sole cost and expense, for furnishing design intent drawings for the layout of space, schedule of finishes, paint colors, location/type of light fixtures, location/type of electrical outlets and network drops. These design intent drawings include both the 4th floor, the interior staircase between floors, opening of the slab between 4th floor and 5th floor and cut- aways/modifications on the 5th floor. Tenant shall also be responsible for full and complete architectural design drawings, structural engineering drawings and any other engineering drawings of the interior staircase and the additional opening of the slab between the fourth and fifth floors, as well as any cost to revise such drawings.

Landlord is responsible at its expense for providing fire protection, mechanical, electrical, HVAC and any other base building drawings necessary to deliver to the City of Boston for permits.

6.Extension Term. The second, third, fourth and fifth sentences of Section 40(a) of the Lease are hereby deleted in their entirety and replaced with the following:

“Provided that Tenant properly exercises the Extension Option, the Extended Term shall commence on September 1, 2023, and shall end at midnight on August 31, 2028. Tenant shall exercise its Extension Option for the Extended Term by giving written notice pursuant to Section 32 to Landlord of its desire to do so between June 1, 2022 and August 31, 2022. The giving of such notice by Tenant shall automatically extend the Term of this Lease for the Extended Term, and no instrument of renewal need be executed. In the event that Tenant fails to timely or properly give such notice to Landlord this Lease shall automatically terminate at midnight on August 31, 2023 and Tenant shall have no further option to extend the Term of this Lease.”

7.	Right of First Offer.

(a)Grant of Option. Subject to the rights of existing tenants of the Building with rights to the Offered Space which pre-date this Lease, if Tenant is not in default of any term or provision of this Lease beyond the expiration of any applicable notice or cure period and has not assigned the Lease or sublet any space covered thereby (except for an Affiliated Transfer as defined in Section 22(b) of the Lease and for Desk Licensing, as set forth below), if at any time until August 1, 2018 the entire sixth floor of the Building (the “Offered Space”) is available for lease, and if Landlord intends to market the Offered Space to the general public for lease, other than to the tenant then occupying such space (or its affiliates) or any existing tenants with rights to the Offered Space which pre-date this Lease, Landlord will offer Tenant the right to lease the Offered Space upon the terms and conditions being offered to the general public, with the exception that in the event that Tenant accepts the Offered Space pursuant to the terms of the Offer Notice, the term for the entire Premises, as modified to include the Offered Space, shall be revised to be a term of eighty-four months commencing upon the date that Tenant obtains possession of the Offered Space.

(b)Process. Such offer will be made by Landlord to Tenant in a written notice (the “Offer Notice”) which offer will specify the terms for such Offered Space which will be the same as those being offered to the general public. Tenant may accept the offer set forth in the Offer Notice by delivering to Landlord an unconditional acceptance (“Tenant’s Notice”) of such offer within fifteen (15) Business Days after delivery by Landlord of the Offer Notice to Tenant.   Time will be of the essence with respect to the giving of Tenant’s Notice. If Tenant does not accept or fails to timely provide the Tenant’s Notice, Tenant shall be deemed to have refused the Offered Space and Landlord will be under no further obligation to Tenant with respect to the Offered Space.   Tenant must accept the entire Offered Space and may not exercise its right with respect to only part of such space.

(c)Effect of Non-Acceptance. If Tenant does not timely accept the offer to lease the Offered Space, Tenant will be deemed to have irrevocably waived all further rights with respect to the Offered Space and Landlord shall be free to lease all or any portion of the Offered Space to the general public on terms which may be more or less favorable to Landlord than those set forth in the Offer Notice. In such event, upon Landlord’s request, Tenant will execute a release evidencing its waiver of such rights with respect to the Offered Space.

(d)Election to Expand.   If Tenant properly elects to lease the Offered Space, then the parties shall enter into an amendment of Lease to include such Offered Space as part of the Premises on the terms set forth in the Offer Notice within fifteen (15) Business Days after Landlord’s receipt of Tenant’s Notice; however, the failure of the parties to execute such amendment within said time period shall not relieve the parties of their obligation to lease the Offered Space on the terms set forth in the Offer Notice.

(e)Personal Option. The foregoing right of first refusal to lease the Offered Space is personal to the original Tenant signing this Second Amendment, and may not be assigned or transferred to or exercised by any assignee, sublessee or transferee under a Transfer, except for an Affiliate Transfer.

8.Sublease and Assignment.Section 22(c)(iv) is hereby deleted in its entirety and replaced with the following:

“(iv) in the event that Landlord has comparably sized space available for lease within the Building or such space is due to become available within the next one hundred eighty (180) days, the sublease or assignment agreement requires payment of the rent and other amounts as required of Tenant hereunder with respect to the space being sublet or assigned which are in no event less than ninety percent (90%) of that being offered by Landlord for similar space in the Building under Leases then being or recently negotiated. If Landlord does not have comparably sized space available for lease within the Building and such space is not due to become available within the next one hundred eighty (180) days, there shall be no qualification on the rent or other amounts that Tenant may include in such sublease or assignment. The condition set forth in this subsection (c)(iv) regarding the amount of rent and other amounts applicable to such sublease or assignment shall not be applicable to any subleases or assignments for the entire Premises which are entered into during the last twenty-four (24) months of the Term;”

9.Recapture. The first sentence of Section 22(d) is hereby deleted in its entirety and replaced with the following:

“In the event that Tenant shall desire to enter into an assignment or sublease requiring the consent of Landlord for all of Tenant’s space on a floor of the Building to any party other than a related party (as defined below), then Tenant shall give Landlord notice thereof and Landlord may elect to recapture such space from Tenant by giving notice to Tenant of such election not later than fifteen (15) days after receiving notice of such sublease or assignment from Tenant. In the event that Landlord elects to recapture an individual floor pursuant to this Section 22(d), Landlord shall be responsible for five percent (5%) of the total costs to remove the stairs, assuming such work is performed on a non-overtime and non-weekend rates, and Tenant shall be responsible for the remainder of all such costs related to the removal of the stairs.”

10.Desk Licensing. The following is added as a new Section 22(e):

“(e) Desk Sharing.   Notwithstanding anything to the contrary contained in Section 22 of this Lease, without the consent of Landlord but subject to the requirements set forth in this sub-section, Tenant may from time to time, subject to all of the provisions of this Lease, permit portions of the Premises to be used or occupied under so-called “desk sharing” arrangements by any person or entity which is in the media/technology industries and which is collaborating with Tenant on a project (“Desk Space User”); provided, that (i) any such use or occupancy of desk or office space shall be without the installation of demising walls separating such desk or office space, and without any separate entrance or any signage identifying such Desk Space User, (ii) at any time during the Term, the aggregate of the rentable square footage of the Premises then used by Desk Space Users pursuant to the terms herein shall not exceed One Thousand One Hundred Sixty-Three square feet (the “Desk Sharing Threshold”) and Landlord shall have the right, from time to time and at any time, to request written confirmation from Tenant sufficient for Landlord to determine compliance with the Desk Sharing Threshold, (iii) each Desk Space User shall use the Premises in accordance with all of the provisions of this Lease, and only for the use expressly permitted pursuant to the Lease, (iv) in no event shall the use of any portion of the Premises by a Desk

Space User create or be deemed to create any right, title or interest of such Desk Space User in any portion of the Premises or this Lease, (v) such “desk sharing” arrangement shall terminate automatically upon the termination of the Lease, (vi) such desk sharing arrangement is for a valid business purpose and not to circumvent the provisions of Section 22 or the Lease, (vii) Tenant shall save Landlord harmless and indemnified from and against all injury, loss, claim or damage to any person or property while on the Premises or appurtenances thereto arising out of the use or occupancy of the Premises by a Desk Space User (unless caused by the act, negligence or default of Landlord, its employees, agents, licensees or contractors), including, without limitation, any such injury, loss, claim or damage arising from the use or escape of water or the bursting of pipes, and from and against all injury, loss, claim or damage to any person or property anywhere on the Premises or in the Building or appurtenances thereto occasioned by any act, neglect or default of a Desk Space User, (viii) Tenant shall not advertise space in the Premises available for desk sharing, (ix) intentionally deleted, and (x) Tenant shall ensure that Desk Space Users shall obtain and maintain appropriate insurance for their use of the Premises. Prior to entering into any such desk sharing arrangement, Tenant shall provide Landlord with (1) the identity of the Desk Space User, (2) a floor plan showing the area of the Premises to be occupied by such Desk Space User, and (3) a copy of any written agreement between Tenant and the Desk Space User. Tenant hereby agrees that any information required to be provided to Landlord herein shall also be provided in any estoppel certificate required of Tenant pursuant to the terms of the Lease.”

11.Signage. Landlord shall provide Tenant with signage for the Additional Space pursuant to the terms and provisions of Section 39 of the Lease.

12.Broker. Landlord and Tenant warrant and represent to each other that each has not dealt directly or indirectly with any person who is or will be entitled to a commission in connection with this transaction other than Newmark Grubb Knight Frank as Landlord’s agent and Avison Young as Tenant’s agent (“Brokers”) and shall indemnify and save each other harmless against any claims for a commission made by any other person with whom either party has dealt. Landlord shall be obligated to pay the commission due to the Brokers. Landlord and Tenant agree that if either has communicated or dealt with any real estate broker or agent other than the Brokers who makes a claim for commission in connection with this transaction, then the party so communicating or dealing shall indemnify and hold the other party harmless against any costs or expenses, including the cost of defense, resulting from any such claim.

13.No Further Modification.   Except as set forth in this Second Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect and that, except as expressly amended hereby, the terms and conditions of the Lease are hereby ratified, restated and confirmed. The Lease and this Second Amendment, along with any exhibits or attachments, constitute the entire agreement between the parties relative to the Revised Premises and there are no oral agreements or representations between the parties with respect to the subject matter hereof. The Lease, as amended by this Second Amendment, supersedes and cancels all other prior agreements and understandings with respect to the subject matter hereof. This Amendment is conditioned upon the approval of Landlord’s lender, Sun Life Assurance Company of Canada.

14.Notice of Lease. Tenant agrees that it will not record this Second Amendment; however, Landlord shall, at the time it executes this Second Amendment, execute and deliver a Notice of Lease in the form attached hereto and incorporated herein as Exhibit C-2, which may be recorded by Tenant at Tenant’s sole cost and expense, in the Suffolk County Registry of Deeds. Simultaneously with the execution of such Notice of Lease, the parties shall execute a Release of the Memorandum of Lease (in the form attached hereto as Exhibit D-2) to be held in escrow by Landlord’s attorney, Robert M. Schlein, Esq. (or by any such other attorney designated by Landlord pursuant to a written notice to Tenant given pursuant to the terms hereof), which may be recorded solely in the event of expiration or earlier termination of this Lease pursuant to the terms hereof.

15.Subordination. Section 23 of the Lease is hereby expressly incorporated herein and deemed applicable to the Additional Space.

16.Notices. The address for Landlord’s attorney to receive notices set forth in Section 32 is hereby deleted and replaced with the following:

“(with a copy thereof to Prince Lobel Tye LLP, One International Place, Suite 3700, Boston, MA 02110, Attn: Robert M. Schlein, Esquire)”

17.Lender. This Amendment is conditioned upon the approval of Landlord’s lender, Sun Life Assurance Company of Canada. Sun Life Assurance Company of Canada hereby re- affirms the Subordination, Non-Disturbance and Attornment Agreement dated January 29, 2015 and recorded in the Suffolk Registry of Deeds at Book 54021, Page 116 and confirms that such Subordination, Non-Disturbance and Attornment Agreement shall apply to the Premises as amended by this Second Amendment.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK SIGNATURE

PAGE FOLLOWS

IN WITNESS WHEREOF, the parties have caused this Second Amendment to be duly executed by their duly authorized representatives as of the date of the last party to sign below.

TENANT:		LANDLORD:
UPSTATEMENT, LLC		PORTLAND NORTH LLC,
a Massachusetts limited liability company		a Massachusetts limited liability company

By:	/s/ Jared Novack	By:	/s/ Kenneth Epstein
Name:	Jared Novack	Name:	Kenneth Epstein
Title:	Managing Member	Title:	a Manager
Date:	May 4th, 2016	Date:	5/10/16

LENDER:

SUN LIFE ASSURANCE COMPANY OF CANADA

Hereby consent to this Second Amendment to Lease, including the re-affirmation set forth in Section 17 above.

By:
Name:
Title:
Date:

By:
Name:
Title:
Date:

EXHIBIT A-2 – ADDITIONAL

SPACE

EXHIBIT B-2 - WORK LETTER FOR ADDITIONAL

SPACE

REDACTED

EXHIBIT C-2 - NOTICE OF LEASE

SUPPLEMENTAL NOTICE OF LEASE

In accordance with the provisions of Massachusetts General Laws, Chapter 183, Section 4, notice is hereby given of the below described Lease Agreement (the “Lease”).

Landlord and Tenant previously recorded a Notice of Lease with the Suffolk Registry of Deeds at Book 54021, Page 113, this Supplemental Notice of Lease is to document an expansion of the Premises and other modified terms of the Lease:

LANDLORD:	Portland North LLC, a Massachusetts limited liability company

TENANT:	Upstatement, LLC, a Massachusetts limited liability company

DESCRIPTION OF PREMISES:

The Premises consists of an agreed upon 4,651 rentable square feet of space consisting of the fourth floor of the Building and an agreed upon 4,443 rentable square feet of space on the fifth floor of the Building, for a total rentable square footage of 9,094 rentable square feet located on the Property commonly known as 133 Portland Street, Boston, Massachusetts. The Property is more particularly described in Exhibit A attached hereto.

For Landlord’s title to the Property, reference is herein made to Deed dated December 9, 2013 and recorded at the Suffolk County Registry of Deeds on December 10, 2013 at Book 52455, Page 130.

TERM OF LEASE:	July 31, 2015 – August 31, 2023.

RIGHTS OF EXTENSION AND EXPANSION:

Tenant has the option to extend the term of the Lease for one (1) additional and successive five-year term, as provided in the Lease. Tenant has a limited right of first offer related to the sixth floor. Such right applies only to space on the sixth floor that becomes available on or before August 1, 2018.

NOTICE OF LEASE:

This Notice of Lease is intended to constitute a notice of the referenced Lease for recording purposes only. In the event of any conflict or inconsistency between this Notice of Lease and the executed Lease, the executed Lease shall govern and control.

CONSENT OF LENDER:

Sun Life Assurance Company of Canada has re-affirmed the Subordination, Nondisturbance and Attornment Agreement dated January 29, 2015 which is recorded at the Suffolk Registry of deeds at Book 54021, Page 116 and has given its consent to the amendment memorialized in this Supplemental Notice of Lease.

PROPERTY ADDRESS: 133-137 Portland Street, Boston, MA

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the parties have caused this Supplemental Notice of Lease to be duly executed by their duly authorized representatives as of the date of the last party to sign below.

TENANT:		LANDLORD:
Upstatement, LLC		Portland North LLC

By:	/s/ Jared Novack	By:	/s/ Kenneth Epstein
Name:	Jared Novack	Name:	Kenneth Epstein
Title:	Manager	Title:	Manager
	Duly Authorized		Duly Authorized
Date:	May 4, 2016	Date:	5/10/16

COMMONWEALTH OF MASSACHUSETTS		)
) ss.
COUNTY OF	Suffolk	)

On this 4th        day of May_                               , 2016, before me, the undersigned notary public, personally appeared     Jared Novack        (name of document signer), proved to me through satisfactory evidence of identification, which were personally known

           (source of identification) to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he/she signed it voluntarily for its stated purpose as Manager of Upstatement, LLC.

/s/ Karen J Rupa
Notary Public
Print Name	Karen J. Rupa
My commission expires	April 1, 2022

(Use this space for notary stamp/seal)

COMMONWEALTH OF MASSACHUSETTS		)
) ss.
COUNTY OF	Suffolk	)

On this 4th       day of May        , 2016, before me, the undersigned notary public, personally appeared         Kenneth Epstein          (name of document signer), proved to me through satisfactory evidence of identification, which were

(source of identification) to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he/she signed it voluntarily for its stated purpose as Manager of Portland North LLC.

/s/ Karen J Rupa
Notary Public
Print Name	Karen J. Rupa
My commission expires	April 1, 2022

(Use this space for notary stamp/seal)

Supplemental Notice of Lease Exhibit A Legal Description

The Property is legally described as follows:

EXHIBIT D-2 - RELEASE OF NOTICE OF LEASE

RELEASE OF NOTICE OF LEASE

This Release of Notice of Lease is made on this 6th day of May       , ~~2015~~2016, between Portland North LLC (“Landlord”) and Upstatement, LLC (“Tenant”).

Landlord and Tenant entered into a Lease (“Lease”) regarding a portion of the property located at133 Portland Street, Boston, Massachusetts (the “Property”).The Property is more particularly described on Exhibit A attached hereto and incorporated herein.

The Notice of Lease dated February 4, 2015 was recorded in the Suffolk County Registry of Deeds in Book 54021, Page 113 and the Supplemental Notice of Lease dated      6th of May       , 2016 was recorded in the Suffolk County Registry of Deeds in Book, Page.

The Lease has been terminated and is null and void as of, 20.

Landlord and Tenant desire to record this Release of Notice of Lease to put all persons on notice that the Lease is no longer in force or effect. Seller and Purchaser authorize and direct the Registry of Deeds to record this Release. Tenant’s interest in the Property is terminated and released.

EXECUTED under seal this 6th day of May, 2016.

TENANT:		LANDLORD:
Upstatement, LLC		Portland North LLC

By:	/s/ Jared Novack	By:	/s/ Kenneth Epstein
Name:	Jared Novack	Name:	Kenneth Epstein
Title:	Manager	Title:	Manager
	Duly Authorized		Duly Authorized
Date:	May 4, 2016	Date:	5/10/16

PROPERTY ADDRESS: 133-137 Portland Street, Boston, MA

COMMONWEALTH OF MASSACHUSETTS		)
) ss.
COUNTY OF	Suffolk	)

On this 4th     day of May                          , 2016, before me, the undersigned notary public, personally appeared     Jared Novack     (name of document signer), proved to me through satisfactory evidence of identification, which were personally known

         (source of identification) to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he/she signed it voluntarily for its stated purpose as Manager of Upstatement, LLC.

/s/ Karen J Rupa
Notary Public
Print Name	Karen J. Rupa
My commission expires	April 1, 2022

(Use this space for notary stamp/seal)

COMMONWEALTH OF MASSACHUSETTS		)
) ss.
COUNTY OF	Suffolk	)

On this 4th     day of May       , 2016, before me, the undersigned notary public, personally appeared        Kenneth Epstein         (name of document signer), proved to me through satisfactory evidence of identification, which were

(source of identification) to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he/she signed it voluntarily for its stated purpose as Manager of Portland North LLC.

/s/ Karen J Rupa
Notary Public
Print Name	Karen J. Rupa
My commission expires	April 1, 2022

(Use this space for notary stamp/seal)

12640368.1

Exhibit B

List of Furniture and Supplies to Remain at 137 Portland Street. All furniture and equipment is “as-is”.

Exact quantities may vary (ex: number of cafe chairs)

4th Floor:

Kitchen	Conference Room	Main Area
28 café chairs	4 rolling wooden tables	2 blue/green armchairs
10 square café tables	10 leather chairs
5 kitchen bar stools	1 storage cabinet in closet	6 tall bar chairs (go with the rolling table)
6 wooden chairs (next to video game)		1 rolling table
All Refrigerators (is the large one working? yes, just not turned on)*	Phone Booth	12 desk chairs
2 dishwashers	All furniture	Desk chair in reception area
2 microwave ovens		Padded bench near reception
Coffee making equipment and large containers in cabinet
Toaster & Toaster Oven		All wastebaskets
Plates, cups, glassware and silverware		Small white cabinet next the padded benches in kitchen across from reception
2 padded benches against the wall		Round glass table on the wooden stump
6 wooden chairs next to video game		Area rug

5th Floor:

2 Phone Booths	Large Conference Room (Big Room)	Main Area
All furniture	Large credenza	1 natural wood bookshelf
	Large conference table	1 large brown table
Stair Landing	12 wooden chairs	6 black metal chairs
	8 rolling metal chairs	2 armchairs
6 tall metal chairs under the counters		Red sofa
	Top Right Conference Room (Dojo)	Coffee table in front of red sofa
Outdoor Deck	2 armchairs	18 desk chairs
Table + umbrella	Canvas on wall	Black metal table and 3 red file cabinets

12640368.1

All chairs		2 shelving units attached to the walls in between the windows
Planters		1 bookshelf with cabinet attached - in between the 2 conf rooms near the open office area
	Bottom Right Conference Room (little Room)	All wastebaskets
	1 round conference table	All brass desk lamps
	1 credenza	4 wall shelving units
2 storage racks in closet
5 colored chairs

Myomo will be purchasing the following:

$2500: TVs (6), LCD projectors (2); Ubiquiti Wifi Access Points (~6); Ubiquiti Switches in Wiring Closet; General office supplies with containers

12640368.1

Exhibit C

Plans and Specifications for Sublessee’s Initial Alterations (Attached)

12640368.1